Execution Version

LOAN AND SECURITY AGREEMENT

DATED AS OF AUGUST 2, 2006

BY AND AMONG

LASALLE BUSINESS CREDIT, LLC, AS AGENT,

THE FINANCIAL INSTITUTIONS FROM TIME TO TIME
A PARTY HERETO, AS LENDERS,

COACHMEN INDUSTRIES, INC.

AS BORROWER REPRESENTATIVE,

AND

COACHMEN RECREATIONAL VEHICLE COMPANY, LLC

COACHMEN RECREATIONAL VEHICLE COMPANY OF GEORGIA, LLC

VIKING RECREATIONAL VEHICLES, LLC

ALL AMERICAN HOMES, LLC

ALL AMERICAN HOMES OF COLORADO, LLC

ALL AMERICAN HOMES OF INDIANA, LLC

ALL AMERICAN HOMES OF IOWA, LLC

ALL AMERICAN HOMES OF NORTH CAROLINA, LLC

ALL AMERICAN HOMES OF OHIO, LLC

ALL AMERICAN BUILDING SYSTEMS, LLC

MOD-U-KRAF HOMES, LLC

AS BORROWERS

AND

THE OTHER LOAN PARTIES PARTY HERETO

TABLE OF CONTENTS

Page

1.

DEFINITIONS

2

2.

LOANS

15

3.

LETTERS OF CREDIT

22

(a)

General Terms

22

(b)

Requests for Letters of Credit

23

(c)

Obligations Absolute

23

(d)

Expiration Dates of Letters of Credit

23

(e)

Participation

24

(f)

Letter of Credit-Related Reserves.

24

4.

INTEREST, FEES AND CHARGES

24

(a)

Interest Rate

24

(b)

Other LIBOR Provisions

25

(c)

Fees And Charges

27

(d)

Maximum Interest

28

5.

COLLATERAL

28

(a)

Grant of Security Interest to Agent

28

(b)

Other Security

29

(c)

Possessory Collateral

29

(d)

Electronic Chattel Paper

30

6.

PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY
INTERESTS THEREIN

30

7.

POSSESSION OF COLLATERAL AND RELATED MATTERS

30

8.

COLLECTIONS

30

9.

COLLATERAL, AVAILABILITY AND FINANCIAL REPORTS AND SCHEDULES

34

(a)

Loan Reports

34

(b)

Monthly Reports

34

(c)

Financial Statements

34

(d)

Projections

35

(e)

Explanation of Budgets and Projections

35

(f)

Public Reporting

35

(g)

Other Information

36

i

10.

TERMINATION; AUTOMATIC RENEWAL

36

11.

REPRESENTATIONS AND WARRANTIES

37

(a)

Financial Statements and Other Information

37

(b)

Locations

37

(c)

Loans by Loan Parties

37

(d)

Accounts and Inventory

37

(e)

Liens

38

(f)

Organization, Authority and No Conflict

38

(g)

Litigation

38

(h)

Compliance with Laws and Maintenance of Permits

38

(i)

Affiliate Transactions

39

(j)

Names and Trade Names

39

(k)

Equipment

39

(l)

Enforceability

39

(m)

Solvency

39

(n)

Indebtedness

39

(o)

Margin Security and Use of Proceeds

39

(p)

Parent, Subsidiaries and Affiliates

40

(q)

No Defaults

40

(r)

Employee Matters

40

(s)

Intellectual Property

40

(t)

Environmental Matters

40

(u)

ERISA Matters

41

(v)

Dormant and Excluded Subsidiaries.

41

12.

AFFIRMATIVE COVENANTS

41

(a)

Maintenance of Records

41

(b)

Notices

41

(c)

Compliance with Laws and Maintenance of Permits

43

(d)

Inspection and Audits

43

(e)

Insurance

44

(f)

Collateral

45

(g)

Use of Proceeds

45

(h)

Taxes

45

(i)

Intellectual Property

46

(j)

Checking Accounts and Cash Management Services

46

(k)

Patriot Act, Bank Secrecy Act and Office of Foreign Assets Control

46

13.

NEGATIVE COVENANTS

46

(a)

Guaranties

47

(b)

Indebtedness

47

(c)

Liens

48

(d)

Mergers, Sales, Acquisitions, Subsidiaries and Other Transactions Outside
the Ordinary Course of Business

48

(e)

Dividends and Distributions

48

(f)

Investments; Loans

49

(g)

Fundamental Changes, Line of Business

50

(h)

Equipment

51

(i)

Affiliate Transactions

51

(j)

Settling of Accounts

51

(k)

COA Finance.

51

(l)

Activities of Excluded and Dormant Subsidiaries.

51

14.

FINANCIAL COVENANTS

52

15.

DEFAULT

53

(a)

Payment

54

(b)

Breach of this Agreement and the Other Agreements

54

(c)

Breaches of Other Obligations

54

(d)

Breach of Representations and Warranties

54

(e)

Loss of Collateral

55

(f)

Levy, Seizure or Attachment

55

(g)

Bankruptcy or Similar Proceedings

55

(h)

Appointment of Receiver

55

(i)

Judgment

55

(j)

Dissolution of Obligor

56

(k)

Default or Revocation of Guaranty

56

(l)

Criminal Proceedings

56

(m)

Change of Control

56

(n)

Material Adverse Change

56

(o)

Rate Management Agreements.

56

16.

REMEDIES UPON AN EVENT OF DEFAULT

57

17.

CONDITIONS PRECEDENT

58

18.

SETTLEMENTS, DISTRIBUTIONS AND APPORTIONMENT OF PAYMENTS

59

19.

AGENT

60

(a)

Appointment of Agent

60

(b)

Nature of Duties of Agent

61

(c)

Lack of Reliance on Agent

61

(d)

Certain Rights of Agent

62

(e)

Reliance by Agent

62

(f)

Indemnification of Agent

62

(g)

Agent in its Individual Capacity

62

(h)

Holders of Notes

63

(i)

Successor Agent

63

(j)

Collateral Matters

63

(k)

Actions with Respect to Defaults

65

(l)

Delivery of Information

65

(m)

Demand

65

(n)

Notice of Default

66

20.

ASSIGNABILITY

66

21.

AMENDMENTS, ETC.

68

22.

NONLIABILITY OF AGENT AND LENDERS

69

23.

INDEMNIFICATION

69

24.

NOTICE

70

25.

CHOICE OF GOVERNING LAW; CONSTRUCTION; FORUM SELECTION

70

26.

HEADINGS OF SUBDIVISIONS

71

27.

POWER OF ATTORNEY

71

28.

CONFIDENTIALITY

71

29.

COUNTERPARTS

72

30.

ELECTRONIC SUBMISSIONS

72

31.

WAIVER OF JURY TRIAL; OTHER WAIVERS

72

32.

JOINT AND SEVERAL LIABILITY

73

33.

CROSS-GUARANTY

75

(a)

Cross-Guaranty

75

(b)

Waivers by Guarantors

76

(c)

Benefit of Guaranty

76

(d)

Waiver of Subrogation, Etc.

76

(e)

Election of Remedies

76

(f)

No Duties

77

(g)

Modifications

77

(h)

Default of Enforcement

77

(i)

Limitation

78

34.

CONTRIBUTION RIGHTS

78

EXHIBIT A -- BUSINESS AND COLLATERAL LOCATIONS

EXHIBIT B -- COMPLIANCE CERTIFICATE

EXHIBIT C -- COMMERCIAL TORT CLAIMS

EXHIBIT D -- FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

EXHIBIT E-1 -- FORM OF INCREASED COMMITMENT AGREEMENT

EXHIBIT E-2 -- FORM OF LENDER ADDITION AGREEMENT

EXHIBIT F -- PRICING SCHEDULE

SCHEDULE 1 -- PERMITTED LIENS

SCHEDULE 2 -- BORROWING BASE REAL PROPERTY

SCHEDULE 3 -- SPECIFIED REAL PROPERTY

SCHEDULE 4 -- DORMANT SUBSIDIARIES

SCHEDULE 5 -- EXCLUDED SUBSIDIARIES

SCHEDULE 9(a) -- FORM OF LOAN REPORT AND CERTIFICATE

SCHEDULE 11(f) --

CORPORATE ORGANIZATIONAL NUMBERS; GOOD STANDING

SCHEDULE 11(i) -- AFFILIATE TRANSACTIONS

SCHEDULE 11(j) -- NAMES & TRADE NAMES

SCHEDULE 11(n) -- INDEBTEDNESS

SCHEDULE 11(p) -- PARENT, SUBSIDIARIES AND AFFILIATES

SCHEDULE 12(e) -- SELF INSURANCE DESCRIPTION

SCHEDULE 13(b) -- RATE MANAGEMENT TRANSACTION INDEBTEDNESS

SCHEDULE 13(f) -- INVESTMENTS

SCHEDULE 17(a) -- CLOSING DOCUMENT CHECKLIST

v

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”) made this 2nd day of August, 2006 by and among LASALLE BUSINESS CREDIT, LLC, a Delaware limited liability company (in its individual capacity, “LaSalle”), 135 South LaSalle Street, Chicago, Illinois 60603-4105, and the other Persons party hereto from time to time as lenders (the “Lenders”), LaSalle, as agent (in such capacity as agent, “Agent”) for itself and all other Lenders, Coachmen Industries, Inc. (“Coachmen”) as Borrower Representative (in such capacity “Borrower Representative”) an Indiana corporation, having its principal place of business at 2831 Dexter Dr., Elkhart, IN 46515, Coachmen Recreational Vehicle Company, LLC (“Coachmen RV”), an Indiana limited liability company, having its principal place of business at 423 North Main, Middlebury, IN 46540, Coachmen Recreational Vehicle Company of Georgia, LLC (“Coachmen GA”), a Georgia limited liability company, having its principal place of business at 142 Benjamin Hill Dr., Fitzgerald, GA 31750, Viking Recreational Vehicles, LLC (“Viking”), a Michigan limited liability company, having its principal place of business at 580 W. Burr Oak St., Centreville, MI 49032, All American Homes, LLC (“AAH”), an Indiana limited liability company, having its principal place of business at 1418 S. 13th St., Decatur, IN 46733, All American Homes of Colorado, LLC (“AAH-CO”), a Colorado limited liability company, having its principal place of business at 3333 East Center Dr., Milliken, CO 80543, All American Homes of Indiana, LLC (“AAH-IN”), an Indiana limited liability company, having its principal place of business at 1418 S. 13th St., Decatur, IN 46733, All American Homes of Iowa, LLC (“AAH-IA”), an Iowa limited liability company, having its principal place of business at 1551 15th Ave. SE, Dyersville, IA 52040, All American Homes of North Carolina, LLC (“AAH-NC”), a North Carolina limited liability company, having its principal place of business at 2015 US 221 & US 74, Rutherfordton, NC 28139, All American Homes of Ohio, LLC (“AAH-OH”), an Ohio limited liability company, having its principal place of business at 4005 All American Way, Zanesville, OH 43702, All American Building Systems, LLC (“AAHBS”), an Indiana limited liability company, having its principal place of business at 1418 S. 13th St., Decatur, IN 46733 and Mod-U-Kraf Homes, LLC (“Mod-U-Kraf”), a Virginia limited liability company, having its principal place of business at 260 Weaver Street, Rocky Mount, VA 24151 (Coachmen RV, Coachmen GA, Viking, AAH, AAH-CO, AAH-IN, AAH-IA, AAH-NC, AAH-OH, AAHBS and Mod-U-Kraf are collectively referred to as “Borrowers”), and the other Loan Parties party hereto.

W I T N E S S E T H:

WHEREAS, Borrower Representative on behalf of Borrowers may, from time to time, request Loans from Agent and Lenders, and the parties wish to provide for the terms and conditions upon which such Loans or other financial accommodations, if made by Agent and Lenders, shall be made;

NOW, THEREFORE, in consideration of any Loan (including any Loan by renewal or extension) hereafter made to a Borrower by Agent and/or Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Borrower, the parties agree as follows:

1.

DEFINITIONS

“Account”, “Account Debtor”, “Chattel Paper”, “Commercial Tort Claims”, “Deposit Accounts”, “Documents”, “Electronic Chattel Paper”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Right”, “Proceeds” and “Tangible Chattel Paper” shall have the respective meanings assigned to such terms in the Illinois Uniform Commercial Code, as the same may be in effect from time to time.

“Affiliate” shall mean any Person (a) which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, a Loan Party, (b) which beneficially owns or holds five percent (5%) or more of the voting control or equity interests of a Loan Party, or (c) five percent (5%) or more of the voting control or equity interests of which is beneficially owned or held by a Loan Party.

“Allocable Amount” shall have the meaning specified in subsection 34(b) hereof.

“Approved Electronic Form” shall have the meaning specified in Section 30 hereof.

“Approved Electronic Form Notice” shall have the meaning specified in Section 30 hereof.

“Assignment and Acceptance” shall have the meaning specified in subsection 20(c) hereof.

“Availability Shortfall” shall have the meaning specified in subsection 14(a).

“Back-Stop Bond” shall have the meaning specified in subsection 13(a)

“Bankruptcy Code” shall have the meaning specified in subsection 32(b) hereof.

“Blocked Account” shall have the meaning specified in subsection 8(a) hereof.

“Borrower Representative” shall have the meaning specified in the preamble to this Agreement.

“Borrowing Base Real Property” shall mean the real property of the Borrowers set forth on Schedule 2 hereto.

“Business Day” shall mean any day other than a Saturday, a Sunday or (a) with respect to all matters, determinations, fundings and payments in connection with LIBOR Rate Loans, any day on which banks in London, England or Chicago, Illinois are required or permitted to close, and (b) with respect to all other matters, any day that banks in Chicago, Illinois are required or permitted to close.

“Capital Expenditures” shall mean all expenditures (whether paid in cash or accrued as liabilities and including expenditures for Capitalized Lease obligations) by Borrowers and their Subsidiaries that are required by generally accepted accounting principles, consistently applied, to be included in or reflected by the property, plant and equipment or similar fixed asset accounts (or intangible accounts subject to amortization) on the balance sheet of Borrowers and their Subsidiaries.

“Capitalized Lease” shall mean any lease of property by a Person that would be capitalized on a balance sheet of such Person prepared in accordance with generally accepted accounting principles.

“Capital Stock” shall mean any and all shares, share capital, ordinary shares, quota, company shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

“Cash Equivalents” shall mean: (a) direct obligations of the United States maturing within one hundred eighty (180) days from the date of acquisition thereof; (b) commercial paper of a domestic issuer rated at least “A-1” by Standard & Poor’s or “P-1” by Moody’s maturing within one hundred eighty (180) days from the date of acquisition thereof; (c) overnight investments by LaSalle of funds on deposit at LaSalle Bank; (d) mutual funds and money market accounts which invest solely in the investments described in clauses (a), (b), and/or (c) hereof; and (e) certificates of deposit of one hundred eighty (180) days or less issued by a U.S. commercial bank with at least Five Hundred Million and No/100 Dollars ($500,000,000) in capital and surplus.

“Coachmen” shall have the meaning specified in the preamble to this Agreement.

“Chassis Pool Agreements” shall mean, collectively each agreement pursuant to which any Person which is not a Subsidiary of Coachmen provides any Loan Party with chassis or related items (or financing for such chassis or related items) on terms pursuant to which such Person is granted a security interest in such chassis and/or related items to secure payment obligations owing by any Loan Party to such Person.

“Chassis Pool Creditors” shall mean Freightliner Custom Chassis Corporation, Workhorse Custom Chassis, Ford Motor Company and General Motors Corporation and each other Person providing chassis and/or related items to any Loan Party pursuant to a Chassis Pool Agreement.

“Closing Date” shall mean August 2, 2006.

“Closing Document List” shall have the meaning specified in subsection 17(a)(i) hereof.

“COA Finance” shall mean COA Finance Company, LTD, a company organized and existing under the laws of Bermuda.

“COA Finance Indebtedness” shall mean Indebtedness owed by any Subsidiary of Coachmen to COA Finance; provided that the Indebtedness owed by any Loan Party to COA Finance shall be subject and subordinate to the payment and performance of the Liabilities on terms and conditions satisfactory to the Agent.

“Collateral” shall mean all of the property of each Loan Party described in Section 5 hereof, together with all other real or personal property of any Obligor or any other Person now or hereafter pledged to Agent, for the benefit of Agent and Lenders, to secure, either directly or indirectly, repayment of any of the Liabilities.

“Continuing Director” means, as of any date of determination, any member of the board of directors of Borrower Representative who (a) was a member of such board of directors on the date hereof or (b) was nominated for election or elected to such board of directors with the approval of the Continuing Directors who were members of such board at the time of such nomination or election.

“Defaulting Lender” shall have the meaning specified in subsection 2(e) hereof.

“Dilution” shall mean, with respect to any period, the percentage obtained by dividing (a) the sum of non-cash credits against Accounts (including, but not limited to returns, adjustments and rebates) of Borrowers for such period, plus pending or probable, but not yet applied, non-cash credits against Accounts of Borrowers for such period, as determined by Agent in its Permitted Discretion by (b) gross invoiced sales of Borrowers for such period.

“Disproportionate Advance” shall have the meaning specified in subsection 2(e)(i) hereof.

“Dollars” and “$” shall mean the lawful currency of the United States of America.

“Dormant Subsidiary” means each Subsidiary of Coachmen set forth on Schedule 4 hereto.

“EBITDA” shall mean, with respect to any period, Borrowers’ and their Subsidiaries’ aggregate net income after taxes for such period (excluding any after-tax gains or losses on the sale of assets (other than the sale of Inventory in the ordinary course of business) and excluding other after-tax extraordinary gains or losses) plus interest expense, income tax expense, depreciation and amortization for such period, plus or minus any other non-cash charges or gains which have been subtracted or added in calculating net income after taxes for such period, all on a consolidated basis.

“Electronic Form” shall have the meaning specified in Section 30 hereof.

“Eligible Account” shall mean an Account owing to a Borrower which is acceptable to Agent in its Permitted Discretion for lending purposes.  Without limiting Agent’s discretion, Agent shall, in general, consider an Account to be an Eligible Account if it meets, and so long as it continues to meet, the following requirements:

(a)

it is genuine;

(b)

it is owned by such Borrower, such Borrower has the right to subject it to a security interest in favor of Agent or assign it to Agent and it is subject to a first priority perfected security interest in favor of Agent and to no other claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

(c)

it arises from (i) the performance of services by such Borrower in the ordinary course of such Borrower’s business, and such services have been fully performed and acknowledged and accepted by the Account Debtor thereunder; or (ii) the sale or lease of Goods by such Borrower in the ordinary course of such Borrower’s business, and (A) such Goods have been completed in accordance with the Account Debtor’s specifications (if any) and delivered to the Account Debtor, (B) such Account Debtor has not refused to accept, returned or offered to return, any of the Goods which are the subject of such Account, and (C) such Borrower has possession of, or such Borrower has delivered to Agent (at Agent’s request) shipping and delivery receipts evidencing delivery of such Goods;

(d)

it is evidenced by an invoice rendered to the Account Debtor thereunder, is due and payable within ninety (90) days after the date of the invoice and does not remain unpaid ninety (90) days past the invoice date thereof; provided, however, that if more than twenty-five percent (25%) of the aggregate dollar amount of invoices owing by a particular Account Debtor remain unpaid ninety (90) days after the respective invoice dates thereof, then all Accounts owing by that Account Debtor shall be deemed ineligible;

(e)

it is a valid, legally enforceable and unconditional obligation of the Account Debtor thereunder, and is not subject to setoff, counterclaim, credit, allowance or adjustment by such Account Debtor, or to any claim by such Account Debtor denying liability thereunder in whole or in part, provided that the portion of any Account for which the Account Debtor does not dispute shall remain eligible to be an Eligible Account subject to consent of the Agent, which consent shall not be unreasonably withheld;

(f)

it does not arise out of a contract or order which fails in any material respect to comply with the requirements of applicable law;

(g)

the Account Debtor thereunder is not a director, officer, employee or agent of a Loan Party, or a Subsidiary, Parent or Affiliate;

(h)

it is not an Account with respect to which the Account Debtor is the United States of America or any state or local government, or any department, agency or instrumentality thereof, unless such Borrower assigns its right to payment of such Account to Agent pursuant to, and in full compliance with, the Assignment of Claims Act of 1940, as amended, or any comparable state or local law, as applicable;

(i)

it is not an Account with respect to which the Account Debtor is located in a state which requires such Borrower, as a precondition to commencing or maintaining an action in the courts of that state, either to (i) receive a certificate of authority to do business and be in good standing in such state; or (ii) file a notice of business activities report or similar report with such state’s taxing authority, unless (A) such Borrower has taken one of the actions described in clauses (i) or (ii); (B) the failure to take one of the actions described in either clause (i) or (ii) may be cured retroactively by such Borrower at its election; or (C) such Borrower has proven, to Agent’s satisfaction, in Agent’s Permitted Discretion, that it is exempt from any such requirements under any such state’s laws;

(j)

the Account Debtor is located within the United States of America or Canada;

(k)

it is not an Account with respect to which the Account Debtor’s obligation to pay is subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale on approval, sale or return or consignment basis;

(l)

it is not an Account (i) with respect to which any representation or warranty contained in this Agreement is untrue in any material respect; or (ii) which violates any of the covenants of such Borrower contained in this Agreement;

(m)

it is not an Account which, when added to a particular Account Debtor’s other indebtedness to such Borrower, exceeds ten percent (10%) of the aggregate Accounts of all Borrowers or a credit limit determined by Agent in its Permitted Discretion for that Account Debtor (except that Accounts excluded from Eligible Accounts solely by reason of this clause (m) shall be Eligible Accounts to the extent of such credit limit); and

(n)

it is not an Account with respect to which the prospect of payment or performance by the Account Debtor is or will be impaired, as determined by Agent in its Permitted Discretion and

(o)

at any time when any claim for payment under or in respect of any Warrior Bond (or any guaranty by Coachmen of any Warrior Bond) has been asserted and remains unsatisfied (each, a “Warrior Bond Claim”), the sum of all Accounts owing by The Warrior Group or any of its Subsidiaries which may otherwise qualify as Eligible Accounts shall be reduced dollar for dollar by the sum of the Warrior Bond Claims then outstanding.

“Eligible Inventory” shall mean Inventory of a Borrower which is acceptable to Agent in its Permitted Discretion for lending purposes.  Without limiting Agent’s discretion, Agent shall, in general, consider Inventory to be Eligible Inventory if it meets, and so long as it continues to meet, the following requirements:

(a)

it is owned by such Borrower, such Borrower has the right to subject it to a security interest in favor of Agent and it is subject to a first priority perfected security interest in favor of Agent and to no other claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens; provided, however, that Inventory subject to Permitted Liens constituting liens in favor of Chassis Pool Creditors shall only constitute Eligible Inventory to the extent that (i) Borrowers have timely furnished all reports required by subsection 9(b) with respect to Chassis Pool Creditor obligations, and (ii) adequate Loan availability reserves have been established by Agent in its sole discretion in respect of all amounts owing by any such Borrower to Chassis Pool Creditors;

(b)

it is located on one of the premises listed on Exhibit A (or other locations of which Agent has been advised in writing pursuant to subsection 12(b)(i) hereof), such locations are within the United States and such Inventory is not in transit; provided that (i) if such location is not owned by a Loan Party and Agent has not been provided with a landlord waiver in form and substance reasonably acceptable to Agent for such location, Borrower Representative shall advise Agent of the aggregate monthly rental expense for such location and a reserve from Revolving Loan availability equal to the aggregate rental expenses for such location for a period reasonably determined by Agent may be imposed by Agent and (ii) Modular Building Inventory owned by a Borrower located in the United States which has been assigned to a specific customer order or contract that is in the process of being delivered to the construction site for installation shall not be excluded from Eligible Inventory because the same is in transit.

(c)

if held for sale or lease or furnishing under contracts of service, it is (except as Agent may otherwise consent in writing) new and unused and free from defects which would, in Agent’s sole determination, exercised in its Permitted Discretion, affect materially and adversely its market value;

(d)

it is not stored with a bailee, consignee, warehouseman, processor or similar party unless Agent has given its prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed) and such Borrower has caused any such bailee, consignee, warehouseman, processor or similar party to issue and deliver to Agent, in form and substance acceptable to Agent in the exercise of its Permitted Discretion, such Uniform Commercial Code financing statements, warehouse receipts, waivers and other documents as Agent shall reasonably require;

(e)

Agent has determined, in accordance with Agent’s customary business practices, that it is not unacceptable due to age, type, category or quantity; and

(f)

it is not Inventory (i) with respect to which any of the representations and warranties contained in this Agreement are untrue in any material respect; or (ii) which violates any of the covenants of such Borrower contained in this Agreement.

“Environmental Laws” shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to a Loan Party’s business or facilities owned or operated by a Loan Party, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

“Equipment Amortization Date” shall have the meaning specified in subsection 2(i)(ii) hereof.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, modified or restated from time to time.

“Event of Default” shall have the meaning specified in Section 15 hereof.

“Excess Availability” shall mean, as of any date of determination by Agent, the lesser of (i) the Maximum Revolving Loan Limit less the sum of the outstanding Revolving Loans and Letter of Credit Obligations and (ii) the Revolving Loan Limit less the sum of the outstanding Revolving Loans and Letter of Credit Obligations, in each case as of the close of business on such date and assuming, for purposes of calculation, that all accounts payable which remain unpaid more than thirty (30) days after the due dates thereof as the close of business on each such date are treated as additional Revolving Loans outstanding on such date.

“Excluded Issuance” shall mean (a) any issuance of Capital Stock of any Loan Party pursuant to an employee stock option plan of any Loan Party, including the 2000 Omnibus Stock Option Plan of Coachmen and (b) the issuance of Capital Stock from a Loan Party to a Parent in exchange for an additional capital contribution.

“Excluded Subsidiary” means each Subsidiary of Coachmen set forth on Schedule 5 hereto.

“Excluded Subsidiary Indebtedness” shall mean Indebtedness owed by any Loan Party to any Excluded Subsidiary; provided that the Indebtedness owed by any Loan Party to any Excluded Subsidiary shall be subject and subordinate to the payment and performance of the Liabilities on terms and conditions satisfactory to the Agent.

“Fee Letter” means the fee letter dated as of August 2, 2006, between Agent and Borrowers.

“First Offer Requirement” shall have the meaning specified in subsection 2(b) hereof.

“Fiscal Year” shall mean each twelve (12)-month accounting period of Borrowers, which ends on December 31 of each year.

“Fixed Charges” shall mean for any period, without duplication, scheduled payments of principal during the applicable period with respect to all Indebtedness of Borrower Representative and its Subsidiaries, on a consolidated basis, for borrowed money, plus scheduled payments of principal during the applicable period with respect to all Capitalized Lease obligations of Borrowers and their Subsidiaries, on a consolidated basis, plus scheduled payments of interest during the applicable period with respect to all Indebtedness of Borrower Representative and its Subsidiaries, on a consolidated basis, for borrowed money including Capitalized Lease obligations, plus unfinanced Capital Expenditures of Borrower Representative and its Subsidiaries, on a consolidated basis, during the applicable period, plus payments during the applicable period in respect of income or franchise taxes of Borrower Representative and its Subsidiaries, on a consolidated basis.

“Funds Control Event” shall have the meaning specified in subsection 8(c) hereof.

“Funds Control Event Period” shall have the meaning specified in subsection 8(c) hereof.

“Guarantor” and “Guarantors” shall have the meaning specified in subsection 33(a) hereof.

“Hazardous Materials” shall mean any hazardous, toxic or dangerous substance, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation any that are or become classified as hazardous or toxic under any Environmental Law).

“Hedging Agreement” shall mean an interest rate “swap,” “cap,” “collar” “future” “option” or other hedge agreement entered into by a Borrower with a Lender (or an affiliate of a Lender, including, without limitation, LaSalle Bank and its affiliates).

“Increased Commitment Agreement” shall have the meaning specified in subsection 2(b) hereof.

“Incremental Facility” shall have the meaning specified in subsection 2(b) hereof.

“Indebtedness” of any Person at any date shall mean, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities and accrued expenses incurred in the ordinary course of business), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Capitalized Leases, (d) all obligations of such Person in respect of outstanding letters of credit, acceptances, surety bonds, and similar obligations issued or created for the account of such Person, (e) all liabilities secured by any lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof; provided that the amount of such liabilities shall be deemed limited to the lesser of (i) the amount of such indebtedness and (ii) the book value of the property secured by such lien, (f) liabilities arising under any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement of such Person, (g) withdrawal liabilities of such

Person or any Affiliate under any employee benefit plan, (h) COA Finance Indebtedness of such Person, (i) Excluded Subsidiary Indebtedness of such Person and (j) Off-Balance Sheet Liabilities of such Person; provided that “Indebtedness” shall not include customary repurchase agreements related to dealer stock.

“Indemnified Party” shall have the meaning specified in Section 23 hereof.

“Intercompany Collateral Agent” shall mean LaSalle in its capacity as Intercompany Collateral Agent.

“Intercompany Loan Agreement” shall mean that certain Intercompany Subordinated Loan and Security Agreement dated on or about the date hereof among the Loan Parties and the Intercompany Collateral Agent, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Intercompany Loan Documents” shall mean the Intercompany Loan Agreement, the Intercompany Note, all financing statements and similar documents executed in favor of the Intercompany Collateral Agent and such other documents, agreements and/or instruments executed pursuant thereto, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Intercompany Note” shall mean that certain Master Intercompany Demand Note dated on or about the date hereof by and among the Loan Parties, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Interest Period” shall have the meaning specified in subsection 4(a)(ii) hereof.

“Interim Advance” shall have the meaning specified in subsection 2(a) hereof.

“LaSalle” shall have the meaning specified in the preamble of this Agreement.

“LaSalle Accounts” shall have the meaning specified in subsection 8(c) hereof.

“LaSalle Bank” shall mean LaSalle Bank National Association, Chicago, Illinois.

“LC Fee Rate” shall have the meaning set forth on Exhibit F attached hereto.

“Lender Addition Agreement” shall have the meaning specified in subsection 2(b) hereof.

“Letter of Credit” shall mean any Letter of Credit issued on behalf of a Borrower in accordance with this Agreement.

“Letter of Credit Obligations” shall mean, as of any date of determination, the sum of (a) the aggregate undrawn face amount of all Letters of Credit, and (b) the aggregate unreimbursed amount of all drawn Letters of Credit not already converted to Loans hereunder.

“Liabilities” shall mean any and all obligations, liabilities and indebtedness of Loan Parties to Agent and each Lender or to any parent, affiliate or subsidiary of Agent and each Lender of any and every kind and nature, created, arising or evidenced by this Agreement or any Other Agreements (including, without limitation, Hedging Agreements), whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance), whether several, joint or joint and several.

“LIBOR Rate” shall mean, with respect to any LIBOR Rate Loan for any Interest Period, a rate per annum equal to (a) the offered rate for deposits in United States dollars for a period equal to such Interest Period as displayed in the Bloomberg Financial Markets system (or such other authoritative source as selected by Agent in its sole discretion) as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period divided by (b) a number equal to 1.0 minus the maximum reserve percentages (expressed as a decimal fraction) including, without limitation, basic supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect, for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of such Board) which are required to be maintained by Agent by the Board of Governors of the Federal Reserve System.  The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in such reserve percentage.

“LIBOR Rate Loans” shall mean the Loans bearing interest with reference to the LIBOR Rate.

“LIBOR Rate Margin” shall have the meaning set forth on Exhibit F attached hereto.

“Loan Party” and “Loan Parties” shall mean each Borrower and each other Obligor that is now or hereafter becomes a party to this Agreement.

“Loan Report and Certificate” shall have the meaning specified in subsection 9(a) hereof.

“Loans” shall mean all loans and advances made by Agent and/or Lenders to or on behalf of Borrowers hereunder.

“Loss” shall have the meaning specified in subsection 15(e) hereof.

“Material Adverse Effect” shall mean a material adverse effect on the business, property, assets, prospects, operations or condition, financial or otherwise, of Borrowers when considered together.

“Maximum Revolving Loan Limit” shall have the meaning specified in subsection 2(a) hereof.

“Material Indebtedness” shall have the meaning specified in subsection 15(c)(i)

hereof.

“Modular Building Inventory” shall mean Loan Parties’ Inventory of system-built modules for buildings, including without limitation, single-family homes, multi-family dwellings, schools, offices, commercial facilities and specialized structures.

“Mortgaged Property” shall have the meaning specified in subsection 2(c) hereof.

“New Lender” shall have the meaning specified in subsection 2(b) hereof.

“Obligor” shall mean Borrowers, the Guarantors and each other Person who is or shall become primarily or secondarily liable for any of the Liabilities.

“Obligor Payment” shall have the meaning specified in subsection 34(a) hereof.

“OFAC” shall have the meaning specified in subsection 12(k) hereof.

“Off-Balance Sheet Liability” of a Loan Party means (a) any repurchase obligation or liability of such Loan Party with respect to Accounts sold by such Loan Party, (b) any liability under any Sale and Leaseback Transaction which is not a Capitalized Lease, (c) any liability under any financing lease or so-called “synthetic lease” transaction entered into by such Loan Party, (d) any obligation arising with respect to any other transaction that is the functional equivalent of or takes the place of a borrowing but which does not constitute a liability on the balance sheets of such Loan Party, but excluding from this clause (d) Operating Leases.

“Operating Lease” shall mean any lease of property (other than a Capitalized Lease) by which a Person as lessee has an original term (including any required renewals and any renewals effective at the option of the lessor) of one (1) year or more.

“Original Term” shall have the meaning specified in Section 10 hereof.

“Other Agreements” shall mean all agreements, instruments and documents, other than this Agreement, including, without limitation, guaranties, mortgages, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, Hedging Agreements, financing statements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of an Obligor or any other Person and delivered to Agent and/or any Lender or to any parent, affiliate or subsidiary of Agent and/or any Lender in connection with the Liabilities or the transactions contemplated hereby, as each of the same may be amended, modified or supplemented from time to time.

“Parent” shall mean any Person now or at any time or times hereafter owning or controlling (alone or with any other Person) at least a majority of the issued and outstanding equity of a Loan Party and, if a Loan Party is a partnership, the general partner of such Borrower.

“PBGC” shall have the meaning specified in subsection 12(b)(v) hereof.

“Permitted Dispositions” shall mean (a) leases, sales or other dispositions of assets of the Loan Parties, other than Accounts; provided, that the aggregate value of such assets sold in any calendar year does not exceed One Million and No/100 Dollars ($1,000,000) in any calendar year and (b) sales by any Loan Party of Specified Real Property.

“Permitted Discretion” shall mean a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Liens” shall mean (a) statutory liens of landlords, carriers, warehousemen, processors, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder; (b) liens or security interests in favor of Agent; (c) zoning restrictions and easements, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a material adverse effect on a Loan Party’s ability to use such real property for its intended purpose in connection with such Loan Party’s business; (d) liens in connection with purchase money Indebtedness and Capitalized Leases otherwise permitted pursuant to this Agreement, provided, that such liens attach only to the assets the purchase of which was financed by such purchase money Indebtedness or which is the subject of such Capitalized Leases; (e) liens set forth on Schedule 1 hereto; (f) liens specifically permitted by Agent in writing; (g) liens in favor of any Loan Party on the assets of any other Loan Party pursuant to any Intercompany Loan Documents, provided, that, such liens only secure Indebtedness permitted under subsection 13(f) hereof and such liens have been validly assigned by such Loan Party to Agent as part of the Collateral; (h) liens on chassis Inventory in favor of Chassis Pool Creditors; and (i) liens for real estate taxes or other assessments on real estate not yet due or which are being contested in good faith by appropriate proceedings diligently pursued and available to the applicable Loan Party as to which Agent has been advised in writing as to the amount and nature of such disputed taxes and with respect to which adequate reserves have been established on the applicable Loan Party’s books.  Without limiting the discretion of Agent to impose other reserves from the availability of Revolving Loans, the Agent may impose a special reserve for the amount of any disputed taxes.

“Person” shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

“Plan” shall have the meaning specified in subsection 12(b)(v) hereof.

“Pledged Accounts” shall have the meaning specified in subsection 8(b) hereof.

“Pre-Settlement Determination Date” shall have the meaning specified in Section 18 hereof.

“Prime Rate” shall mean LaSalle Bank’s publicly announced prime rate (which is not intended to be LaSalle Bank’s lowest or most favorable rate in effect at any time) in effect from time to time.

“Prime Rate Loans” shall mean the Loans bearing interest with reference to the Prime Rate.

“Prime Rate Margin” shall have the meaning set forth on Exhibit F attached hereto.

“Pro Rata Share” shall mean at any time, with respect to any Lender, a fraction (expressed as a percentage in no more than nine (9) decimal places), the numerator of which shall be the sum of the Revolving Loan Commitment of such Lender at such time and the denominator of which shall be the Maximum Revolving Loan Limit at such time.

“Rate Management Obligations” shall mean any and all obligations of any Loan Party, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Rate Management Transactions and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

“Rate Management Transactions” shall mean any transaction (including an agreement with respect thereto) now existing or hereafter entered into by a Loan Party which is a rate swap, basis swap, forward rate transaction, commodity swap, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or other similar transaction (including any option with respect to any such transaction) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices or other financial measures.

“Real Property Amortization Date” shall have the meaning specified in subsection 2(i)(i) hereof.

“Regulatory Change” shall have the meaning specified in subsection 4(b)(iii) hereof.

“Renewal Term” shall have the meaning specified in Section 10 hereof.

“Requisite Lenders” shall mean, at any time, Lenders having Pro Rata Shares aggregating at least sixty-six and two-thirds percent (66 2/3%).

“Revolving Loan Commitment” shall mean, with respect to any Lender, the maximum amount of Revolving Loans which such Lender has agreed to make to Borrowers, subject to the terms and conditions of this Agreement, as set forth on the signature page hereto or an Assignment and Acceptance Agreement executed by such Lender.

“Revolving Loan Limit” shall have the meaning specified in subsection 2(a) hereof.

“Revolving Loans” shall have the meaning specified in subsection 2(a) hereof.

“Sale and Leaseback Transaction” shall mean any sale or other transfer of property by any Person with the intent to lease such property as lessee.

“Settlement Date” shall have the meaning specified in Section 18 hereof.

“Solvent” shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature and (d) such Person is not engaged in a business or transaction, and does not intend to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital.  The amount of contingent liabilities (such as litigation, guarantees and pension plan liabilities) at any time shall be computed as the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can be reasonably be expected to become an actual or matured liability.

“Specified Real Property” shall mean the real property set forth on Schedule 3 hereto.

“Subsidiary” shall mean any corporation of which more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time Capital Stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by a Loan Party, or any partnership, joint venture or limited liability company of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by a Borrower or any partnership of which a Loan Party is a general partner.

“Tax” shall mean, in relation to any LIBOR Rate Loans and the applicable LIBOR Rate, any tax, levy, impost, duty, deduction, withholding or charges of whatever nature required by law to be paid by Agent or any Lender and/or to be withheld or deducted from any payment otherwise required hereby to be made by a Borrower to Agent or any Lender; provided, that the term “Tax” shall not include any taxes imposed upon the net income of Agent or any Lender.

“Unused Line Fee Rate” shall have the meaning set forth on Exhibit F attached hereto.

“Warrior Bonds” shall have the meaning set forth in subsection 13(a) hereto.

2.

LOANS

(a)

Revolving Loans

Subject to the terms and conditions of this Agreement and the Other Agreements, during the Original Term and any Renewal Term, each Lender, severally and not jointly, agrees to make its Pro Rata Share of revolving loans and advances (the “Revolving Loans”) requested by Borrower Representative on behalf of a Borrower up to such Lender’s Revolving Loan Commitment so long as after giving effect to such Revolving Loans, the sum of the aggregate unpaid principal balance of the Revolving Loans and the Letter of Credit Obligations does not exceed an amount up to the sum of the following sublimits (the “Revolving Loan Limit”):

(i)

Up to eighty-five percent (85%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith in the ordinary course of Borrowers’ businesses) of Eligible Accounts; provided that such advance rate shall be reduced by one (1) percentage point for each whole or partial percentage point by which Dilution (as determined by Agent in good faith based on the results of the most recent twelve (12) month period for which Agent has conducted a field audit of Borrowers) exceeds five percent (5%); plus

(ii)

The lesser of (A) up to sixty percent (60%) of the value of Eligible Inventory and (B) up to eighty-five percent (85%) of the net orderly liquidation value (as determined by an appraiser acceptable to Agent) of Eligible Inventory; plus

(iii)

Up to seventy percent (70%) of the fair market value (as determined by an appraiser acceptable to Agent) of the Borrowing Base Real Property; plus

(iv)

Up to eighty percent (80%) of the net orderly liquidation value (as determined by an appraiser acceptable to Agent) of the Borrowers’ Equipment; minus

(v)

such reserves as Agent elects, in its Permitted Discretion to establish from time to time including, without limitation, reserves established for warranty liabilities and expenses, amounts owing to Chassis Pool Creditors, disputed taxes, rental expenses in the absence of an acceptable landlord waiver in favor of Agent and Indebtedness in respect of Hedging Agreements;

provided, that (x) the sum of the advances to all Borrowers with respect to subsections (iii) and (iv) above shall at no time exceed Twenty Million and No/100 Dollars ($20,000,000) and (y) the Revolving Loan Limit shall in no event exceed Fifty-Five Million and No/100 Dollars ($55,000,000) (the “Maximum Revolving Loan Limit”), except as such amount may be increased pursuant to the Incremental Facility pursuant to the terms set forth below;

The aggregate unpaid principal balance of the Revolving Loans shall not at any time exceed the lesser of the (A) Revolving Loan Limit minus the Letter of Credit Obligations and (B) the Maximum Revolving Loan Limit minus the Letter of Credit Obligations.  If at any time the outstanding Revolving Loans exceeds either the Revolving Loan Limit or the Maximum

Revolving Loan Limit, in each case minus the Letter of Credit Obligations, or any portion of the Revolving Loans and Letter of Credit Obligations exceeds any applicable sublimit within the Revolving Loan Limit, Borrowers shall immediately, and without the necessity of demand by Agent, pay to Agent such amount as may be necessary to eliminate such excess and Agent shall apply such payment to the Revolving Loans in such order as Agent shall determine in its sole discretion; provided that Agent may, in its sole discretion, permit such excess (the “Interim Advance”) to remain outstanding and continue to advance Revolving Loans to any Borrower on behalf of Lenders without the consent of any Lender for a period of up to ninety (90) calendar days, so long as (1) the amount of the Interim Advances does not exceed at any time Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000), (2) the aggregate outstanding principal balance of the Revolving Loans does not exceed the Maximum Revolving Loan Limit, and (3) Agent has not been notified by Requisite Lenders to cease making such Revolving Loans.  If the Interim Advance is not repaid in full within ninety (90) days of the initial occurrence of the Interim Advance, no future advances may be made to any Borrower without the consent of all Lenders until the Interim Advance is repaid in full.

(b)

At any time not less than ninety (90) days prior to end of the Original Term, the Borrowers may increase the Maximum Revolving Loan Limit (the “Incremental Facility”) by (i) entering into a binding written agreement, substantially in the form of Exhibit E-1 hereto, with any Lender which has consented to the increase of the Revolving Loan Commitment of such Lender (an “Increased Commitment Agreement”) which Increased Commitment Agreement shall be presented to the Agent for acknowledgment and acceptance (which shall not be withheld unless the effect of an increase in the Revolving Loan Commitment would result in the aggregate of all Revolving Loan Commitments exceeding Eighty Million and No/100 Dollars ($80,000,000)) and/or (ii) subject to the First Offer Requirement (as defined below), entering into a binding written agreement substantially in the form of Exhibit E-2 hereto (a “Lender Addition Agreement”) with any bank or financial institution acceptable to Agent to become a Lender under this Agreement by making a Revolving Loan Commitment and causing such Person to take all other actions required to become a new Lender hereunder (a “New Lender”); provided that the sum of the aggregate Revolving Loan Commitments of all Lenders (including New Lenders) shall not exceed Eighty Million and No/100 Dollars ($80,000,000); and provided, further that, no consent of any Lender shall be required for such increased Revolving Loan Commitment except for the consents described under clauses (i) and (ii) above.  In order to become a New Lender, a party must first be approved in writing by the Agent and become party to a fully executed and delivered Lender Addition Agreement.  On the last day of the applicable Interest Period (or, subject to compliance with subsection 4(b)(iv), on any Business Day) occurring on or immediately following the date that (A) the Agent has acknowledged its acceptance of any Increased Commitment Agreement delivered pursuant to clause (i) above or (B) any Lender Addition Agreement has been executed by all necessary parties and delivered to the Agent, the increase in any such Lender’s Revolving Loan Commitment contemplated thereby shall become effective and/or the New Lender shall become a party to this Agreement, as applicable.  The Agent shall have the right to execute, on behalf of the Lenders, any amendments and/or other documents necessary to implement the Incremental Facility; provided that such amendments and/or other documents do not affect any of the rights or obligations of any Lender for which the written consent of such Lender is necessary under Section 21 unless the written consent of such Lender is received by the Agent.  The Borrower Representative on behalf of the

Borrowers shall send to the Agent (for distribution to each Lender) a written offer to participate in the Incremental Facility pursuant to clause (i) above, and each such Lender shall have the right, but no obligation, to offer to commit to up to a ratable portion of the Incremental Facility; provided that no later than fourteen (14) days after receipt of such written request, each such Lender shall advise the Agent and the Borrower Representative whether it intends to participate in the Incremental Facility and the amount of its proposed commitment (the “First Offer Requirement”).  The Agent shall have the authority to adjust and allocate the proposed commitments in the Incremental Facility among and between the Lenders in its discretion (including without limitation allocating no portion of the Incremental Facility to a particular Lender).  Only after satisfying the First Offer Requirement shall Borrower Representative on behalf of the Borrowers be permitted to offer participation in any remaining commitments for the Incremental Facility to any proposed New Lender pursuant to clause (ii) above.  The nature and amount of any fees to be payable to Agent and the Lenders in connection with the Incremental Facility shall be agreed by the Agent and the Borrowers prior to the effectiveness thereof.  In addition, prior to the effectiveness of any such Incremental Facility, the Agent shall have received all such further documents, instruments, certificates, opinions and agreements as it may in the exercise of its Permitted Discretion deem necessary to evidence the Incremental Facility and cause the same to be fully secured by the Collateral and supported by guarantees from all Guarantors.

(c)

Notwithstanding the foregoing, no Borrower shall have any availability for Revolving Loans or Letters of Credit under (i) subsection 2(a)(iii) above until the conditions set forth in clause (A) below are met to the satisfaction of Agent in the exercise of its Permitted Discretion, or (ii) subsection 2(a)(iv) above until each of the conditions set forth in clause (B) below are met to the satisfaction of Agent in the exercise of its Permitted Discretion:

(A)

with respect to the availability set forth in subsection 2(a)(iii), Agent shall have received (1) an appraisal of the fair-market value of the Borrowing Base Real Property from an appraiser and in form and substance acceptable to Agent, (2) mortgages and/or deeds of trust covering all of the Borrowing Base Real Property (each a “Mortgaged Property”) together with title insurance policies, current as-built surveys, estoppel letters, environmental assessments and such other related items reasonably requested by Agent, (3) evidence that executed copies of the mortgages and/or deeds of trust have been recorded in all places to the extent necessary or desirable, in the judgment of Agent, to create a valid and enforceable first priority lien (subject to Permitted Liens) on each Mortgaged Property in favor of Agent for the benefit of itself and Lenders (or in favor of such other trustee as may be required or desired under local law), and (4) an opinion of counsel in each state in which any Mortgaged Property is located, which, in the case of subsections (1) through (4) of this subsection (A) shall be in form and substance reasonably acceptable to Agent; and

(B)

with respect to the availability set forth in subsection 2(a)(iv), Agent shall have received (1) an appraisal of the orderly liquidation value of the Borrowers’ Equipment from an appraiser and in form and substance acceptable to Agent in the exercise of its Permitted Discretion, and (2) a mortgagee and/or landlord’s waiver agreement in favor of Agent in its Permitted Discretion, on terms acceptable to Agent in the exercise of its Permitted Discretion, with respect to each location which is leased or subject to a senior mortgage lien at which any such Equipment is located.

Notwithstanding anything to the contrary in this Agreement, the decision whether to provide Agent with any appraisal contemplated in subclause (ii)(B)(1) of this subsection 2(c) shall be made by Borrowers in their sole discretion, it being understood and agreed that Agent shall not be permitted to compel any Borrower to obtain or cause to be obtained any such appraisal.

(d)

Neither Agent nor any Lender shall be responsible for any failure by any other Lender to perform its obligations to make Revolving Loans hereunder, and the failure of any Lender to make its Pro Rata Share of any Revolving Loan hereunder shall not relieve any other Lender of its obligation, if any, to make its Pro Rata Share of any Revolving Loans hereunder.

(e)

If Borrower Representative, on behalf of any Borrower, makes a request for a Revolving Loan as provided herein  Agent, at its option and in its sole discretion, shall do either of the following:

(i)

advance the amount of the proposed Revolving Loan to such Borrower disproportionately (a “Disproportionate Advance”) out of Agent’s own funds on behalf of Lenders, which advance shall be on the same day as Borrower Representative’s request therefor with respect to Prime Rate Loans if Borrower Representative notifies Agent of such request by 1:00 P.M. (Chicago time) on such day, and request settlement in accordance with Section 18 hereof such that upon such settlement each Lender’s share of the outstanding Revolving Loans (including, without limitation, the amount of any Disproportionate Advance) equals its Pro Rata Share; or

(ii)

notify each Lender by telecopy, electronic mail or other similar form of teletransmission of the proposed advance on the same day Agent is notified or deemed notified by Borrower Representative of Borrower Representative’s request for an advance pursuant to this Section 2(e).  Each Lender shall remit, to the demand deposit account designated by Borrower Representative (A) with respect to Prime Rate Loans, at or prior to 3:00 P.M., Chicago time, on the date of notification, if such notification is made before 1:00 P.M., Chicago time, or 10:00 A.M., Chicago time, on the Business Day immediately succeeding the date of such notification, if such notification is made after 1:00 P.M., Chicago time, and (B) with respect to LIBOR Rate Loans, at or prior to 10:30 A.M., Chicago time, on the date such LIBOR Rate Loans are to be advanced, immediately available funds in an amount equal to such Lender’s Pro Rata Share of such proposed advance.

If and to the extent that a Lender does not settle with Agent as required under this Agreement (a

“Defaulting Lender”) each Borrower and Defaulting Lender severally agree to repay to Agent forthwith on demand such amount required to be paid by such Defaulting Lender to Agent, together with interest thereon, for each day from the date such amount is made available to the applicable Borrower until the date such amount is repaid to Agent (1) in the case of a Defaulting Lender at the rate published by the Federal Reserve Bank of New York on the next succeeding Business Day as the “Federal Funds Rate” or if no such rate is published for any Business Day, at the average rate quoted for such day for such transactions from three (3) federal funds brokers of recognized standing selected by Agent, and (2) in the case of any Borrower, at the interest rate applicable at such time for such Loans; provided, that any Borrower’s obligation to repay such advance to Agent shall not relieve such Defaulting Lender of its liability to Agent for failure to settle as provided in this Agreement.

(f)

Each Borrower hereby authorizes Agent, in its sole discretion, to charge any of such Borrower’s accounts or advance Revolving Loans to make any payments of principal, interest, fees, costs or expenses required to be made under this Agreement or the Other Agreements.

(g)

A request for a Revolving Loan shall be made or shall be deemed to be made, each in the following manner: the Borrower Representative, on behalf of the applicable Borrower, shall give Agent same day notice, no later than 1:00 P.M. (Chicago time) for such day, of its request for a Revolving Loan as a Prime Rate Loan, and at least three (3) Business Days prior notice of its request for a Revolving Loan as a LIBOR Rate Loan, in which notice Borrower Representative shall specify the amount of the proposed borrowing and the proposed borrowing date; provided, however, that no such request may be made at a time when there exists an Event of Default or an event which, with the passage of time or giving of notice, will become an Event of Default.  Each check presented for payment against a controlled disbursement account maintained at LaSalle Bank and any other charge or request for payment against such controlled disbursement account shall constitute a request for a Revolving Loan as a Prime Rate Loan.  As an accommodation to Borrowers, Agent may permit telephone requests for Revolving Loans and electronic transmittal of instructions, authorizations, agreements or reports to Agent by Borrowers.  Unless Borrower Representative specifically directs Agent in writing not to accept or act upon telephonic or electronic communications from Borrower Representative, Agent shall have no liability to Borrowers for any loss or damage suffered by a Borrower as a result of Agent’s honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Agent by Borrower Representative and Agent shall have no duty to verify the origin of any such communication or the authority of the Person sending it.

(h)

Each Borrower hereby irrevocably authorizes Agent to disburse the proceeds of each Revolving Loan requested by Borrower, or deemed to be requested by such Borrower, as follows:  the proceeds of each Revolving Loan requested under Section 2(a) shall be disbursed by Agent in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower Representative on behalf of such Borrower, and in the case of each subsequent borrowing, by wire transfer or Automated Clearing House (ACH) transfer to such bank account as may be agreed upon by such Borrower and Agent from time to time, or elsewhere if pursuant to a written direction from such Borrower or Borrower Representative.

(i)

Availability Reductions.

(i)

The availability described in subsection 2(a)(iii) above shall be automatically and permanently reduced by equal monthly installments based on an amortization of one hundred eighty (180) months commencing on the Real Property Amortization Date (as defined below) and continuing on the last Business Day of each calendar month thereafter, and shall be automatically and permanently reduced to zero (0) upon the earliest to occur of (A) the date on which the foregoing availability shall be reduced in full; (B) the date upon which demand for repayment of the Loans is made by Agent or Requisite Lenders as a result of the occurrence and continuation of an Event of Default; and (C) the date upon which this Agreement terminates pursuant to its provisions including, without limitation, Section 10 of the Agreement.  As used herein, the “Real Property Amortization Date” shall mean the last Business Day of the calendar month following the month in which an appraisal is issued by an appraiser acceptable to Agent with respect to fair market value of the Borrowing Base Real Property that is in form and substance acceptable to Agent in the exercise of its Permitted Discretion.

(ii)

The availability described in subsection 2(a)(iv) above shall be automatically and permanently reduced by equal monthly installments based on an amortization of sixty (60) months commencing on the Equipment Amortization Date (as defined below) and continuing on the last Business Day of each calendar month thereafter, and shall be automatically and permanently reduced to zero (0) upon the earliest to occur of (A) the date on which the foregoing availability shall be reduced in full; (B) the date upon which demand for repayment of the Loans is made by Agent or Requisite Lenders as a result of the occurrence and continuation of an Event of Default; and (C) the date upon which this Agreement terminates pursuant to its provisions including, without limitation, Section 10 of the Agreement.  As used herein, the “Equipment Amortization Date” shall mean the last Business Day of the calendar month following the month in which an appraisal is issued by an appraiser acceptable to Agent with respect to the orderly liquidation value of the Equipment of the Borrowers that is in form and substance acceptable to Agent in the exercise of its Permitted Discretion.

Repayments.

ALL LIABILITIES SHALL BE REPAID BY BORROWERS UPON DEMAND BY AGENT AT THE REQUEST OF THE REQUISITE LENDERS AT ANY TIME WHILE ANY EVENT OF DEFAULT HAS OCCURRED AND REMAINS CONTINUING.  Prior to such demand, Liabilities shall be repaid as follows:

(iii)

Repayment of Revolving Loans.  The Revolving Loans and all

other Liabilities shall be repaid on the last day of the Original Term or any Renewal Term if this Agreement is renewed pursuant to Section 10 hereof.

(iv)

Mandatory Prepayments; Casualty Losses; Insurance Proceeds.  Upon receipt of the net cash proceeds of (A) the sale or other disposition of any Equipment (other than replacements thereof in the ordinary course of business not to exceed One Hundred Thousand and No/100 Dollars ($100,000) in the aggregate in any calendar year) or real property of any Loan Party or if any Equipment or real property of any Loan Party is damaged, destroyed or taken by condemnation in whole or in part, (B) the issuance of any Capital Stock by any Loan Party (other than an Excluded Issuance) or (C) the issuance of any instrument evidencing, or any other incurrence of, any Indebtedness of any Loan Party (other than Indebtedness incurred under this Agreement), all such net cash proceeds thereof shall be paid by the applicable Borrower to Agent as a mandatory prepayment of the Liabilities.

(v)

Reserves.  Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, if any of any Loan Party’s assets subject to a lien in favor of Agent is taken in any condemnation proceeding or damaged or destroyed in whole or in part, the condemnation, casualty or insurance proceeds thereof shall be paid by such Loan Party to Agent and temporarily applied against the Revolving Loans of the Borrowers and upon such application, Agent shall establish a reserve against the Revolving Loan Limit in an amount equal to the amount of such proceeds.  Thereafter such reserved funds may be used by the Loan Parties to replace, restore or rebuild the assets as follows: (A) Borrower Representative on behalf of the applicable Borrower shall request a Revolving Loan under this Section 2 in an amount not to exceed the proceeds received as and when such proceeds are necessary to fund the costs incurred in replacing, restoring and/or rebuilding the subject assets (and, in the event such condemnation or other loss was suffered by a Loan Party other than a Borrower then eligible to borrow hereunder, provide an intercompany loan to such Loan Party with the proceeds of such Revolving Loan for such purpose), and (B) so long as the conditions precedent to making such Revolving Loan have been met, Agent and/or the Lenders shall make such Revolving Loans and the reserve established with respect to such proceeds shall be reduced by the amount of such Revolving Loan advance (or discontinued, in the event such Revolving Loans equal the amount of such reserve).  In addition, in the event any proceeds of business interruption insurance shall be payable under any Loan Parties’ insurance policies, Agent shall be entitled to receive all such proceeds and Agent shall make such proceeds available to the applicable Loan Parties so long as no Default or Event of Default has occurred and is continuing at the time of such release; provided that if a Default or Event of Default has occurred and is continuing at the time of such release, Agent shall be entitled to apply such proceeds to the Revolving Loans of such Borrowers as Agent may elect while establishing a reserve against the Revolving Loan Limit in an amount equal to the amount of such proceeds.

Notes.

The Loans shall, in Agent’s and Lenders’ sole discretion, be evidenced by one or more promissory notes in form and substance satisfactory to each Lender.  However, if such Loans are not so evidenced, such Loans may be evidenced solely by entries upon the books and records maintained by Agent and each Lender.

3.

LETTERS OF CREDIT.

(a)

General Terms.

Subject to the terms and conditions of this Agreement and the Other Agreements, during the Original Term or any Renewal Term, Agent may, in its sole discretion, from time to time issue, cause to be issued and co-sign for or otherwise guarantee, upon Borrower Representative’s request in respect of any Borrower, commercial and/or standby Letters of Credit; provided, that the aggregate undrawn face amount of all such Letters of Credit shall at no time exceed Ten Million and No/100 Dollars ($10,000,000).  Payments made by the issuer of a Letter of Credit to any Person on account of any Letter of Credit shall be immediately payable by the applicable Borrowers without notice, presentment or demand and each Borrower agrees that each payment made by the issuer of a Letter of Credit in respect of a Letter of Credit shall constitute a request by the applicable Borrower for a Loan to reimburse such issuer.  In the event such Loan is not advanced by Agent or Lenders for any reason, such reimbursement obligations (whether owing to the issuer of the Letter of Credit or Agent or Lenders) shall become part of the Liabilities hereunder and shall bear interest at the rate then applicable to Revolving Loans constituting Prime Rate Loans until repaid.  Borrowers shall remit to Agent, for the benefit of Lenders, a Letter of Credit fee equal to the LC Fee Rate on the aggregate undrawn face amount of all Letters of Credit outstanding, which fee shall be payable monthly in arrears on the last Business Day of each month.  Said fee shall be calculated on the basis of a 360 day year. The applicable Borrowers shall also pay on demand the normal and customary fronting fee and administrative charges of the issuer of the Letter of Credit for issuance, amendment, negotiation, renewal or extension of any Letter of Credit.

(b)

Requests for Letters of Credit.

Borrower Representative shall make requests for Letters of Credit on behalf of a Borrower in writing at least three (3) Business Days prior to the date such Letter of Credit is to be issued.  Each such request shall specify the date such Letter of Credit is to be issued, the amount thereof, the name and address of the beneficiary thereof and a description of the transaction to be supported thereby.  Any such notice shall be accompanied by the form of Letter of Credit requested and any application or reimbursement agreement required by the issuer of such Letter of Credit.  If any term of such application or reimbursement agreement is inconsistent with this Agreement, then the provisions of this Agreement shall control to the extent of such inconsistency.

(c)

Obligations Absolute.

Each Borrower shall be obligated to reimburse the issuer of any Letter of Credit, or Agent and/or Lenders if Agent and/or Lenders have reimbursed such issuer on such Borrower’s behalf, for any payments made in respect of any Letter of Credit, which obligation shall be unconditional and irrevocable and shall be paid regardless of:  (i) any lack of validity or enforceability of any Letter of Credit, (ii) any amendment or waiver of or consent or departure from all or any provisions of any Letter of Credit, this Agreement or any Other Agreement, (iii) the existence of any claim, set off, defense or other right which a Borrower or any other Person may have against any beneficiary of any Letter of Credit or Agent, any Lender or the issuer of the Letter of Credit, (iv) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, (v) any payment under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, and (vi) any other act or omission to act or delay of any kind of the issuer of such Letter of Credit, Agent, any Lender or any other Person or any other event or circumstance that might otherwise constitute a legal or equitable discharge of any Borrower’s obligations hereunder unless arising from the gross negligence or willful misconduct of the issuer of such Letter of Credit, Agent or any Lender.  It is understood and agreed by each Borrower that the issuer of any Letter of Credit may accept documents that appear on their face to be in order without further investigation or inquiry, regardless of any notice or information to the contrary.

(d)

Expiration Dates of Letters of Credit.

The expiration date of each Letter of Credit shall be no later than the earlier of (i) one (1) year from the date of issuance and (ii) the thirtieth (30th) day prior to the end of the Original Term or any current Renewal Term.  Notwithstanding the foregoing, a Letter of Credit may provide for automatic extensions of its expiration date for one (1) or more one (1)-year periods, so long as the issuer thereof has the right to terminate the Letter of Credit at the end of each one (1)-year period and no extension period extends past the thirtieth (30th) day prior to the end of the Original Term or any current Renewal Term.

(e)

Participation.

Immediately upon the issuance of a Letter of Credit in accordance with this Agreement, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from Agent, without recourse or warranty, an undivided interest and participation therein to the extent of such Lender’s Pro Rata Share (including, without limitation, all obligations of Borrowers with respect thereto).  Each Borrower hereby indemnifies Agent and each Lender against any and all liability and expense it may incur in connection with any Letter of Credit and agrees to reimburse Agent and each Lender for any payment made by Agent or any Lender to the issuer.

(f)

Letter of Credit-Related Reserves.

Agent shall establish reserves equal to the face amounts of all issued and outstanding Letters of Credit.

4.

INTEREST, FEES AND CHARGES.

(a)

Interest Rate.

Subject to the terms and conditions set forth below, the Loans shall bear interest at the per annum rate of interest set forth in subsection (i), (ii) or (iii) below:

(i)

With respect to Prime Rate Loans, the Prime Rate Margin per annum in excess of the Prime Rate in effect from time to time, payable on the last Business Day of each month in arrears.  Said rate of interest shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the effective date of each such change in the Prime Rate.

(ii)

With respect to LIBOR Rate Loans, the LIBOR Rate Margin in excess of the LIBOR Rate for the applicable Interest Period, such rate to remain fixed for such Interest Period.  “Interest Period” shall mean any continuous period of one (1), two (2) or three (3) months, as selected from time to time by the Borrower Representative on behalf of the Borrower requesting such LIBOR Rate Loan by irrevocable notice (in writing, by telecopy, telex, electronic mail or cable) given to Agent not less than three (3) Business Days prior to the first day of each respective Interest Period; provided that: (A) each such period occurring after such initial period shall commence on the day on which the immediately preceding period expires; (B) the final Interest Period shall be such that its expiration occurs on or before the end of the Original Term or any current Renewal Term; and (C) if for any reason Borrower Representative shall fail to timely select an Interest Period on behalf of a Borrower, then such Loans shall continue as, or revert to, Prime Rate Loans.  Interest shall be payable on the last Business Day of each month in arrears and on the last Business Day of such Interest Period.

(iii)

Upon the occurrence of an Event of Default and during the continuance thereof, the Loans shall bear interest at the rate of two percent (2.0%) per annum in excess of the interest rate otherwise payable thereon, which interest shall be payable on demand.  All interest shall be calculated on the basis of a 360-day year and actual days elapsed.

(b)

Other LIBOR Provisions.

(i)

Subject to the provisions of this Agreement, each Borrower shall have the option (A) as of any date, to convert all or any part of the Prime Rate Loans to, or request that new Loans be made as, LIBOR Rate Loans of various Interest Periods, (B) as of the last day of any Interest Period, to continue all or any portion of the relevant LIBOR Rate Loans as LIBOR Rate Loans; (C) as of the last day of any Interest Period, to convert all or any portion of the LIBOR Rate Loans to Prime Rate Loans; and (D) at any time, to request new Loans as Prime Rate Loans; provided, that Loans may not be continued as or converted to LIBOR

Rate Loans if the continuation or conversion thereof would violate the provisions of subsections 4(b)(ii) or 4(b)(iii) of this Agreement or if an Event of Default has occurred and is continuing.

(ii)

Agent’s determination of the LIBOR Rate as provided above shall be conclusive, absent manifest error.  Furthermore, if Agent or any Lender determines, in good faith (which determination shall be conclusive, absent manifest error), prior to the commencement of any Interest Period that (A) U.S. Dollar deposits of sufficient amount and maturity for funding the Loans are not available to Agent or such Lender in the London Interbank Eurodollar market in the ordinary course of business, or (B) by reason of circumstances affecting the London Interbank Eurodollar market, adequate and fair means do not exist for ascertaining the rate of interest to be applicable to the Loans requested by Borrower Representative on behalf of a Borrower to be LIBOR Rate Loans or the Loans bearing interest at the rates set forth in subsection 4(a)(ii) of this Agreement shall not represent the effective pricing to such Lender for U.S. Dollar deposits of a comparable amount for the relevant period (such as for example, but not limited to, official reserve requirements required by Regulation D to the extent not given effect in determining the rate), Agent shall promptly notify such Borrower Representative and (1) all existing LIBOR Rate Loans shall convert to Prime Rate Loans upon the end of the applicable Interest Period, and (2) no additional LIBOR Rate Loans shall be made until such circumstances are cured.

(iii)

If, after the date hereof, the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over Agent or any Lender or its lending offices (a “Regulatory Change”), shall, in the opinion of counsel to Agent or such Lender, make it unlawful for Agent or such Lender to make or maintain LIBOR Rate Loans, then Agent shall promptly notify Borrower Representative and (A) the LIBOR Rate Loans shall immediately convert to Prime Rate Loans on the last Business Day of the then existing Interest Period or on such earlier date as required by law and (B) no additional LIBOR Rate Loans shall be made until such circumstance is cured.

(iv)

If, for any reason, a LIBOR Rate Loan is paid prior to the last Business Day of any Interest Period or if a LIBOR Rate Loan does not occur on a date specified by Borrower Representative in its request (other than as a result of a default by Agent or a Lender), each Borrower agrees to indemnify Agent and each Lender against any loss (including any loss on redeployment of the deposits or other funds acquired by Agent or such Lender to fund or maintain such LIBOR Rate Loan) cost or expense incurred by Agent or such Lender as a result of such prepayment.

(v)

If any Regulatory Change (whether or not having the force of law) shall (A) impose, modify or deem applicable any assessment, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of or loans by, or any other acquisition of funds or disbursements by, Agent or any Lender; (B) subject Agent or any Lender or the LIBOR Rate Loans to any Tax or change the basis of taxation of payments to Agent or any Lender of principal or interest due from a Borrower to Agent or such Lender hereunder (other than a change in the taxation of the overall net income of Agent or such Lender); or (C) impose on Agent or any Lender any other condition regarding the LIBOR Rate Loans or Agent’s or any Lender’s funding thereof, and Agent or any Lender shall determine (which determination shall be conclusive, absent any manifest error) that the result of the foregoing is to increase the cost to Agent or such Lender of making or maintaining the LIBOR Rate Loans or to reduce the amount of principal or interest received by Agent or such Lender hereunder, then Borrowers shall pay to such party, on demand, such additional amounts as such party shall, from time to time, reasonably determine are sufficient to compensate and indemnify such party from such increased cost or reduced amount.

(vi)

Each of Agent and each Lender shall receive payments of amounts of principal of and interest with respect to the LIBOR Rate Loans free and clear of, and without deduction for, any Taxes.  If (A) Agent or any Lender shall be subject to any Tax in respect of any LIBOR Rate Loans or any part thereof or, (B) any Borrower shall be required to withhold or deduct any Tax from any such amount, the LIBOR Rate applicable to such LIBOR Rate Loans shall be adjusted by Agent or such Lender to reflect all additional costs incurred by Agent or such Lender in connection with the payment by Agent or such Lender or the withholding by a Borrower of such Tax and Borrowers shall provide Agent or such Lender with a statement detailing the amount of any such Tax actually paid by Borrowers.  Determination by Agent or any Lender of the amount of such costs shall be conclusive, absent manifest error.  If, after any such adjustment, any part of any Tax paid by Agent or any Lender is subsequently recovered by Agent or such Lender, such party shall reimburse Borrowers to the extent of the amount so recovered.  A certificate of an officer of Agent or any Lender setting forth the amount of such recovery and the basis therefor shall be conclusive, absent manifest error.

(vii)

Each request for LIBOR Rate Loans shall be in an amount not less than One Million and No/100 Dollars ($1,000,000), and in integral multiples of, One Million and No/100 Dollars ($1,000,000).

(viii)

Unless otherwise specified by Borrower Representative, all Loans shall be Prime Rate Loans.

(ix)

No more than five (5) Interest Periods may be in effect with respect to outstanding LIBOR Rate Loans at any one time.

(c)

Fees And Charges.

(i)

Unused Line Fee.  Borrowers shall jointly and severally pay to Agent, for the benefit of Lenders, an unused line fee equal to the Unused Line Fee Rate multiplied by the difference between the Maximum Revolving Loan Limit and the average daily balance of the Revolving Loans plus the Letter of Credit Obligations for each month, which fee shall be fully earned by Lenders and payable monthly in arrears on the last Business Day of each month.  Said fee shall be calculated on the basis of a 360 day year.

(ii)

Costs and Expenses.  Borrowers shall reimburse Agent for all costs and expenses, including, without limitation, legal expenses and reasonable attorneys’ fees (whether for internal or outside counsel), incurred by Agent in connection with the (A) documentation and consummation of this transaction and any other transactions among Borrowers, other Obligors, Agent and Lenders, including, without limitation, Uniform Commercial Code and other public record searches and filings, overnight courier or other express or messenger delivery, appraisal costs, surveys, title insurance and environmental audit or review costs; (B) collection, protection or enforcement of any rights in or to the Collateral; (C) collection of any Liabilities; and (D) administration and enforcement of any of Agent’s and/or any Lender’s rights under this Agreement or any Other Agreement (including, without limitation, any costs and expenses of any third party provider engaged by Agent for such purposes).  Borrowers shall also pay all normal service charges with respect to all accounts maintained by each Borrower with any Lender or LaSalle Bank and any additional services requested by a Borrower from any Lender or LaSalle Bank.  All such costs, expenses and charges shall, if owed to LaSalle Bank, be reimbursed by Agent and Lenders and in such event, or in the event such costs and expenses are owed to Agent or a Lender, shall constitute Liabilities hereunder, shall be payable by Borrowers to Agent on demand, and until paid, shall bear interest at the highest rate then applicable to Loans hereunder.  In addition, following the occurrence of an Event of Default, Borrowers shall reimburse each Lender for all costs and expenses, including, without limitation, legal expenses and reasonable attorneys’ fees, incurred by such Lender in connection with the (1) collection, protection or enforcement of any rights in or to the Collateral; (2) collection of any Liabilities; and (3) administration and enforcement of any of Lenders’ rights under this Agreement.

(iii)

Capital Adequacy Charge.  If Agent or any Lender shall have determined that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof, or compliance by Agent or such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority enacted after the date hereof, does or shall have the effect of reducing the rate of return on such party’s capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration such party’s policies with respect to capital adequacy) by a material amount, then from time to time, after submission by Agent to Borrowers of a written demand therefor (“Capital Adequacy Demand”) together with the certificate described below, Borrowers shall pay to such party such additional amount or amounts (“Capital Adequacy Charge”) as will compensate such party for such reduction, such Capital Adequacy Demand to be made with reasonable promptness following such determination.  A certificate of Agent or such Lender claiming entitlement to payment as set forth above shall be conclusive in the absence of manifest error (which shall include the failure of such party to determine the Capital Adequacy Demand in accordance with this subsection).  Such certificate shall set forth the nature of the occurrence giving rise to such reduction, the amount of the Capital Adequacy Charge to be paid to Agent or such Lender, and the method by which such amount was determined.  In determining such amount, the applicable party may use any reasonable averaging and attribution method, applied on a non-discriminatory basis.

(d)

Maximum Interest.

It is the intent of the parties that the rate of interest and other charges to each Borrower under this Agreement and the Other Agreements shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Agent or any Lender may lawfully charge such Borrower, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to such Borrower.

5.

COLLATERAL.

(a)

Grant of Security Interest to Agent.

As security for the payment of all Loans now or in the future made by Agent and Lenders to Borrowers hereunder and for the payment or other satisfaction of all other Liabilities, each Loan Party hereby assigns to Agent, for the benefit of Agent and Lenders, and grants to Agent, for the benefit of Agent and Lenders, a continuing security interest in the following property of such Loan Party, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located: (a) all Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by such Loan Party has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, such Loan Party; (b) all Chattel Paper, Instruments, Documents and General Intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contract rights, payment intangibles, security interests, security deposits and rights to indemnification); (c) all Inventory (whether or not Eligible Inventory); (d) all Goods (other than Inventory), including, without limitation, Equipment, vehicles and Fixtures; (e) all Investment Property; (f) all Deposit Accounts, bank accounts, deposits and cash; (g) all Letter-of-Credit Rights; (h) Commercial Tort Claims listed on Exhibit C hereto (i) any other property of such Loan Party now or hereafter in the possession, custody or control of Agent or any Lender or any agent or any parent, affiliate or subsidiary of Agent or any Lender or any participant with any Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise) and (j) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of such Loan Party’s books and records relating to any of the foregoing and to such Loan Party’s business; provided, that the foregoing shall not include cash surrender value life insurance of any Loan Party.

(b)

Other Security.

Agent, in its sole discretion, without waiving or releasing any obligation, liability or duty of a Loan Party under this Agreement or the Other Agreements or any Event of Default, may at any time or times hereafter, but shall not be obligated to, pay, acquire or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person in, upon or against the Collateral.  All sums paid by Agent in respect thereof and all costs, fees and expenses including, without limitation, reasonable attorney fees, all court costs and all other charges relating thereto incurred by Agent shall constitute Liabilities, payable by Borrowers to Agent on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

(c)

Possessory Collateral.

Immediately upon any Loan Party’s receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document, including, without limitation, any Tangible Chattel Paper and any Investment Property consisting of certificated securities, such Loan Party shall deliver the original thereof to Agent together with an appropriate endorsement or other specific evidence of assignment thereof to Agent (in form and substance acceptable to Agent in the exercise of its Permitted Discretion).  If an endorsement or assignment of any such items shall not be made for any reason, Agent is hereby irrevocably authorized, as each Loan Party’s attorney and agent-in-fact, to endorse or assign the same on such Loan Party’s behalf.

(d)

Electronic Chattel Paper.

To the extent that a Loan Party obtains or maintains any Electronic Chattel Paper, such Loan Party shall create, store and assign the record or records comprising the Electronic Chattel Paper in such a manner that (i) a single authoritative copy of the record or records exists which is unique, identifiable and except as otherwise provided in clauses (iv), (v) and (vi) below, unalterable, (ii) the authoritative copy identifies Agent as the assignee of the record or records, (iii) the authoritative copy is communicated to and maintained by the Agent or its designated custodian, (iv) copies or revisions that add or change an identified assignee of the authoritative copy can only be made with the participation of Agent, (v) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy and (vi) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

6.

PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN.

Each Loan Party shall, at Agent’s request, at any time and from time to time, authenticate, execute and deliver to Agent such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by Agent) and do such other acts and things or cause third parties to do such other acts and things as Agent may deem necessary or desirable in its sole discretion in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Agent (free and clear of all other liens, claims, encumbrances and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Liabilities, and in order to facilitate the collection of the Collateral.  Each Loan Party irrevocably hereby makes, constitutes and appoints Agent (and all Persons designated by Agent for that purpose) as such Loan Party’s true and lawful attorney and agent-in-fact to execute and file such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect Agent’s security interest in the Collateral.  Each Loan Party further agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement.  Each Loan Party further ratifies and confirms the prior filing by Agent of any and all financing statements which identify such Loan Party as debtor, Agent as secured party and any or all Collateral as collateral.

7.

POSSESSION OF COLLATERAL AND RELATED MATTERS.

So long as no Event of Default is continuing, each Loan Party shall have the right, except as otherwise provided in this Agreement, in the ordinary course of such Loan Party’s business, to (a) sell, lease or furnish under contracts of service any of such Loan Party’s Inventory normally held by such Loan Party for any such purpose; and (b) use and consume any raw materials, work in process or other materials normally held by such Loan Party for such purpose; provided, however, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by such Loan Party.

8.

COLLECTIONS.

(a)

Each Borrower shall establish an account (the “Blocked Account”) with LaSalle Bank or another financial institution acceptable to Agent, into which each Loan Party will immediately deposit all payments received by such Loan Party on Accounts in the identical form in which such payments were received, whether by cash or check.  If a Loan Party, any Affiliate or Subsidiary, any shareholder, officer, director, employee or agent of a Loan Party or any Affiliate or Subsidiary, or any other Person acting for or in concert with a Loan Party shall receive any monies, checks, notes, drafts or other payments relating to or as Proceeds of Accounts or other Collateral, such Loan Party and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, Agent and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Blocked Account.  The financial institution with which the Blocked Account is established shall acknowledge and agree, in a manner satisfactory to Agent, that such financial institution will follow the instructions of Agent with respect to disposition of funds in Blocked Account without further consent from such Borrower, that except as expressly set forth in the agreement establishing the Blocked Account, such financial institution has no right to setoff against the Blocked Account, that such financial institution shall wire, or otherwise transfer in immediately available funds to a concentration account (subject to a control agreement in favor of Agent), in the name of the Borrower Representative at LaSalle Bank, all funds deposited in the Blocked Account on a daily basis as such funds are collected and that following the receipt of notice from Agent (which may be given whenever any Funds Control Event Period is in effect), such financial institution shall wire, or otherwise transfer in immediately available funds to Agent in a manner satisfactory to Agent, funds deposited in the Blocked Account on a daily basis as such funds are collected.  Each Loan Party agrees that all payments made to such Blocked Account or otherwise received by Agent at any time a Funds Control Period is in effect, whether in respect of the Accounts or as Proceeds of other Collateral or otherwise, will be applied on account of the Liabilities in accordance with the terms of this Agreement.

(b)

In addition to the Blocked Accounts, Loan Parties may also establish accounts at financial institutions acceptable to Agent, which accounts, except for payroll accounts, accounts containing trust funds and other accounts the aggregate balances of which do not exceed Five Hundred Thousand and No/100 Dollars ($500,000) at any time, shall be subject to control agreements in favor of Agent (each a “Pledged Account”); provided that the Loan Parties shall cause all proceeds of Accounts and other Collateral to be remitted to only to a Blocked Account and shall not deposit such proceeds in any other account.  Within thirty (30) days after the Closing Date, each Loan Party shall cause all accounts of such Loan Party, other than Blocked Accounts, to be subject to control agreements in favor of and on terms and conditions reasonably acceptable to the Agent.  At all times during a Funds Control Event Period (as defined below), the Agent shall be entitled to send a notice to the financial institutions holding such Pledged Accounts to assume exclusive control over such Pledged Accounts and cause all proceeds of such Pledged Accounts to be remitted to a Blocked Account or another account of Agent (provided, that Agent hereby agrees to send such notice only during a Funds Control Event Period).  Each financial institution with which any Pledged Account is established shall acknowledge and agree, in a manner satisfactory to Agent, that such financial institution will follow the instructions of Agent after receipt by such financial institution of a notice to that effect sent by Agent with respect to disposition of funds in the Pledged Account without further consent from such Loan Party, that except as set forth in such control agreement with Agent, such financial institution has no right to setoff against the Pledged Account, and that such financial institution shall wire, or otherwise transfer in immediately available funds in a manner satisfactory to Agent, funds deposited in the Pledged Account when so directed by a Loan Party or, after receipt at the aforementioned notice, the Agent.  Each Loan Party agrees that all payments made to any such Pledged Account or otherwise received by Agent at any time a Funds Control Event Period is in effect, whether in respect of the Accounts or as Proceeds of other Collateral or otherwise, will be applied on account of the Liabilities in accordance with the terms of this Agreement.  Notwithstanding the foregoing, Loan Parties and their Subsidiaries may establish and maintain accounts at financial institutions which do not constitute a Blocked Account or Pledged Account so long as the aggregate amount of funds in all such accounts combined does not exceed One Hundred Thousand and No/100 Dollars ($100,000.00) at any time.

(c)

Notwithstanding the foregoing, Agent hereby agrees not to exercise its sole and exclusive control with respect to the Pledged Accounts set forth in subsection (b) or its right to sweep funds from Blocked Accounts as set forth in subsection (a) so long as (i) the average daily Excess Availability for each calendar monthly period occurring after the Closing Date exceeds Fifteen Million and No/100 Dollars ($15,000,000) and the Excess Availability at all times during such any such calendar monthly period exceeds Ten Million and No/100 Dollars ($10,000,000) and (ii) no Event of Default has occurred and remains continuing (the failure to meet (i) or (ii) a “Funds Control Event”); provided, that once a Funds Control Event has occurred, it shall remain in effect until Agent has determined that (A) average Excess Availability has exceeded Fifteen Million and No/100 Dollars ($15,000,000) and Excess Availability at all times has exceeded Ten Million and No/100 Dollars ($10,000,000), in each case for a period of one (1) calendar month and (B) no Event of Default has occurred and is continuing during such calendar month.  As used herein “Funds Control Event Period” shall mean any period while a Funds Control Event has occurred and is continuing.  Prior to a Funds Control Event, the Loan Parties shall have access to and may make withdrawals from the Pledged Accounts and other operating accounts of Loan Parties at LaSalle Bank (the “LaSalle Accounts”); provided, that during a Funds Control Event Period, Agent may, in its sole discretion, without any prior notice to Loan Parties, assume exclusive dominion and control over each Pledged Account and LaSalle Account, and without limiting any of Agent’s or any Lender’s other rights and remedies, apply the same to the payment and/or cash collateralization of the Liabilities in accordance with the terms of this Agreement and the Other Agreements.

(d)

Each Loan Party agrees to pay all fees, costs and expenses in connection with opening and maintaining each Blocked Account, Pledged Account and LaSalle Account.  All of such fees, costs and expenses, if not paid by a Loan Party, may be paid by Agent and in such event all amounts paid by Agent shall constitute Liabilities hereunder, shall be payable to Agent by each Loan Party upon demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.  All checks, drafts, instruments and other items of payment or Proceeds of Collateral shall be endorsed by the applicable Loan Party to Agent, and, if that endorsement of any such item shall not be made for any reason, Agent is hereby irrevocably authorized to endorse the same on such Loan Party’s behalf.

(e)

For the purpose of this Section 8, each Loan Party irrevocably hereby makes, constitutes and appoints Agent (and all Persons designated by Agent for that purpose) as such Loan Party’s true and lawful attorney and agent-in-fact (i) to endorse such Loan Party’s name upon said items of payment and/or Proceeds of Collateral and upon any Chattel Paper, Document, Instrument, invoice or similar document or agreement relating to any Account of such Loan Party or Goods pertaining thereto, (ii) during a Funds Control Event Period, to take control in any manner of any item of payment or Proceeds thereof (unless authority is provided to Agent in any Other Agreement governing such deposit account) and (iii) during a Funds Control Event Period, to have access to any lock box or postal box into which any of such Loan Party’s mail is deposited, and open and process all mail addressed to such Loan Party and deposited therein (unless authority is provided to Agent in any Other Agreement governing such lock box or deposit account).

(f)

Agent may, at any time and from time to time after the occurrence and during the continuance of an Event of Default, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Liabilities, (i) enforce collection of any of each Loan Party’s Accounts or other amounts owed to a Loan Party by suit or otherwise; (ii) exercise all of such Loan Party’s rights and remedies with respect to proceedings brought to collect any Accounts or other amounts owed to such Loan Party; (iii) surrender, release or exchange all or any part of any Accounts or other amounts owed to such Loan Party, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (iv) sell or assign any Account of such Loan Party or other amount owed to such Loan Party upon such terms, for such amount and at such time or times as Agent deems advisable; (v) prepare, file and sign such Loan Party’s name on any proof of claim in bankruptcy or other similar document against any Account Debtor or other Person obligated to such Loan Party; and (vi) do all other acts and things which are necessary, in Agent’s sole discretion, to fulfill such Loan Party’s obligations under this Agreement and the Other Agreements and to allow Agent to collect the Accounts or other amounts owed to such Loan Party.  In addition to any other provision hereof, Agent may at any time, after the occurrence and during the continuance of an Event of Default, at Loan Parties’ expense, notify any parties obligated on any of the Accounts to make payment directly to Agent of any amounts due or to become due thereunder.

(g)

For purposes of calculating interest and fees, Agent shall, within one and one quarter (1.25) Business Days after receipt by Agent at its office in Chicago, Illinois of cash or other immediately available funds from collections of items of payment and Proceeds of any Collateral, apply the whole or any part of such collections or Proceeds against the Liabilities in such order as Agent shall determine in its sole discretion (subject to subsection 16(b) hereof).  For purposes of determining the amount of Loans available for borrowing purposes, checks and cash or other immediately available funds from collections of items of payment and Proceeds of any Collateral shall be applied in whole or in part against the Liabilities, in such order as Agent shall determine in its sole discretion (subject to subsection 16(b) hereof), on the day of receipt, subject to actual collection.

(h)

On a monthly basis, Agent shall deliver to Borrower Representative an account statement showing all Loans, charges and payments, which shall be deemed final, binding and conclusive upon Borrowers (absent manifest error) unless Borrower Representative notifies Agent in writing, specifying any error therein, within thirty (30) days of the date such account statement is sent to Borrower Representative and any such notice shall only constitute an objection to the items specifically identified.

9.

COLLATERAL, AVAILABILITY AND FINANCIAL REPORTS AND SCHEDULES.

(a)

Loan Reports.

Borrower Representative shall deliver to Agent an executed loan report and certificate in the form of Schedule 9(a) attached hereto or in such other form as requested by Agent (such form referred to herein as the “Loan Report and Certificate”) (i) no later than the third (3rd) Business Day of each week in respect of the immediately preceding week if the average Excess Availability for such week is less than Fifteen Million and No/100 Dollars ($15,000,000) or the Excess Availability at any time during such week is less than Ten Million and No/100 Dollars ($10,000,000) and (ii) no later than the fifteenth (15th) day of each month in respect of the immediately preceding month at all other times.  Each such report shall reflect the activity of each Borrower with respect to Accounts for the immediately preceding week or month, as applicable, and shall be in a form and with such specificity as is satisfactory to Agent in the exercise of its Permitted Discretion and shall contain such additional information concerning Accounts and Inventory as may be requested by Agent in the exercise of its Permitted Discretion including, without limitation, but only if specifically requested by Agent, copies of all invoices prepared in connection with such Account.  The information contained in the Loan Report and Certificate shall be updated as and when required by the terms of the Loan Report and Certificate.  Borrowers acknowledge and agree that any Loan Report and Certificate which may be delivered to Agent electronically shall be deemed to be equivalent to and have the effect of an originally executed and delivered Loan Report and Certificate.

(b)

Monthly Reports.

Borrower Representative shall deliver to Agent, in addition to any other reports, as soon as practicable and in any event within ten (10) days after the end of each month, (i) a detailed trial balance of each Borrower’s Accounts aged per invoice date, in form and substance reasonably satisfactory to Agent including, without limitation, the names and addresses of all Account Debtors of each Borrower; (ii) a summary and detail of accounts payable (such Accounts and accounts payable divided into such time intervals as Agent may require in its sole discretion), including a listing of any held checks; (iii) the general ledger inventory account balance, a perpetual inventory report and Agent’s standard form of Inventory report then in effect or the form most recently requested from Borrowers by Agent, for each Borrower by each category of Inventory, together with a description of the monthly change in each category of Inventory; (iv) a summary and detail of all shipments under Chassis Pool Agreements during the previous month, all amounts owing by Loan Parties to Chassis Pool Creditors under the Chassis Pool Agreements as of the first and last day of the previous month and payments received by Chassis Pool Creditors from Loan Parties during the previous month and (v) a summary and detail of all Modular Building Inventory that is in transit or has arrived at an applicable site but has not yet been installed.

(c)

Financial Statements.

Borrowers shall deliver to Agent and each Lender the following financial information, all of which shall be prepared in accordance with generally accepted accounting principles consistently applied, and shall be accompanied by a compliance certificate in the form of Exhibit B hereto, which compliance certificate shall include a calculation of all financial covenants contained in this Agreement:  (i) no later than thirty (30) days after each calendar month (or, in the case of statements of cash flows, each calendar quarter), copies of internally prepared financial statements, including, without limitation, balance sheets and statements of income, retained earnings and cash flow of Borrowers and their respective Subsidiaries on a consolidated and consolidating basis, certified by the Chief Financial Officer (or equivalent position) of each Borrower; (ii) no later than forty-five (45) days after the end of each of the first three quarters of each Borrower’s Fiscal Year, copies of internally prepared financial statements including, without limitation, balance sheets, statements of income, retained earnings, cash flows and reconciliation of surplus of Borrowers and their respective Subsidiaries on a consolidated and consolidating basis, certified by the Chief Financial Officer (or equivalent position) of Borrowers and (iii) no later than ninety (90) days after the end of each of Borrowers’ Fiscal Years, audited annual financial statements on a consolidated and consolidating basis with an unqualified opinion by independent certified public accountants selected by Borrowers and reasonably satisfactory to Agent, which financial statements shall be accompanied by (A) a letter from such accountants acknowledging that they are aware that a primary intent of Borrowers in obtaining such financial statements is to influence Agent and Lenders and that Agent and Lenders are relying upon such financial statements in connection with the exercise of their rights hereunder and (B) copies of any management letters sent to a Borrower by such accountants.

(d)

Projections.

Borrower Representative shall deliver to Agent and each Lender (i) no later than ten (10) days prior to the commencement of each month (or, in the case of statements of cash flows, each quarter) occurring during the Fiscal Year ending December 31, 2006, projected balance sheets, statements of income and cash flow for Borrowers and their respective Subsidiaries on a consolidated and consolidating basis, for such month, which shall include the assumptions used therein, together with appropriate supporting details as reasonably requested by Agent, and (ii) as soon as practicable and in any event prior to the beginning of each Fiscal Year commencing with the Fiscal Year ending December 31, 2007, projected balance sheets, statements of income and cash flow for Borrowers and their respective Subsidiaries on a consolidated and consolidating basis, for each of the twelve (12) months during such Fiscal Year, which shall include the assumptions used therein, together with appropriate supporting details as reasonably requested by Agent.

(e)

Explanation of Budgets and Projections.

In conjunction with the delivery of the annual presentation of projections or budgets referred to in subsection 9(d) above, Borrower Representative shall deliver a letter signed by the President or a Vice President of each Borrower and by the Treasurer or Chief Financial Officer of each Borrower, describing, comparing and analyzing, in detail, all changes and developments (other than changes and developments reasonably determined to be de minimis in nature) between the anticipated financial results included in such projections or budgets and the historical financial statements of Borrowers.

(f)

Public Reporting.

Promptly upon the filing thereof, Borrower Representative shall deliver to Agent and each Lender copies of all registration statements and annual, quarterly, monthly or other regular reports which any Borrower or any of its Subsidiaries files with the Securities and Exchange Commission, as well as promptly providing to Agent and each Lender copies of any reports and proxy statements delivered to its shareholders.

(g)

Other Information.

Promptly following request therefor by Agent, Borrower Representative shall deliver to Agent such other business or financial data, reports, appraisals and projections as Agent may reasonably request.

10.

TERMINATION; AUTOMATIC RENEWAL.

THIS AGREEMENT SHALL BE IN EFFECT FROM THE DATE HEREOF UNTIL AUGUST 2, 2011 (THE “ORIGINAL TERM”) AND SHALL AUTOMATICALLY RENEW ITSELF FROM YEAR TO YEAR THEREAFTER (EACH SUCH ONE (1)-YEAR RENEWAL BEING REFERRED TO HEREIN AS A “RENEWAL TERM”) UNLESS (A) AGENT, AT THE REQUEST OF THE REQUISITE LENDERS MAKES DEMAND FOR REPAYMENT PRIOR TO THE END OF THE ORIGINAL TERM OR THE THEN CURRENT RENEWAL TERM; (B) THE DUE DATE OF THE LIABILITIES IS ACCELERATED PURSUANT TO SECTION 16 HEREOF; OR (C) ANY BORROWER OR ANY LENDER ELECTS TO TERMINATE THIS AGREEMENT AT THE END OF THE ORIGINAL TERM OR AT THE END OF ANY RENEWAL TERM BY GIVING THE OTHER PARTIES HERETO WRITTEN NOTICE OF SUCH ELECTION AT LEAST NINETY (90) DAYS PRIOR TO THE END OF THE ORIGINAL TERM OR THE THEN CURRENT RENEWAL TERM.  UPON TERMINATION OF THIS AGREEMENT, BORROWERS SHALL PAY ALL OF THE LIABILITIES IN FULL.  If one or more of the events specified in clauses (A), (B) and (C) occurs or this Agreement otherwise expires, then (i) Agent and Lenders shall not make any additional Loans on or after the date identified as the date on which the Liabilities are to be repaid; and (ii) this Agreement shall terminate on the date thereafter that the Liabilities are paid in full.  At such time as Loan Parties have repaid all of the Liabilities and this Agreement has terminated, each Loan Party shall deliver to Agent and Lenders a release, in form and substance satisfactory to Agent, of all obligations and liabilities of Agent and Lenders and their officers, directors, employees, agents, parents, subsidiaries and affiliates to such Loan Party, and if Loan Parties are obtaining new financing from another lender, Loan Parties shall deliver such lender’s indemnification of Agent and Lenders, in form and substance satisfactory to Agent, in the exercise of its Permitted Discretion for checks which Agent has credited to a Borrower’s account, but which subsequently are dishonored for any reason or for automatic clearinghouse or wire transfers not yet posted to such Borrower’s account.  If, during the term of this Agreement, Loan Parties prepay all of the Liabilities and this Agreement is terminated, Loan Parties jointly and severally agree to pay to Agent, for the benefit of Lenders, as a prepayment fee, in addition to the payment of all other Liabilities, an amount equal to one percent (1.0%) of the Maximum Revolving Loan Limit if such prepayment occurs less than one (1) year prior to the first anniversary of the Closing Date.

11.

REPRESENTATIONS AND WARRANTIES.

Each Loan Party hereby represents and warrants to Agent and each Lender, which representations and warranties (whether appearing in this Section 11 or elsewhere) shall be true at the time of Loan Parties’ execution hereof and the closing of the transactions described herein or related hereto, shall remain true until the repayment in full and satisfaction of all the Liabilities and termination of this Agreement, and shall be remade by each Loan Party at the time each Loan is made pursuant to this Agreement.

(a)

Financial Statements and Other Information.

The financial statements and other information delivered or to be delivered by Borrower Representative or any Borrower to Agent or any Lender at or prior to the date of this Agreement accurately reflect the financial condition of Borrowers and their respective Subsidiaries, and there has been no adverse change in the financial condition, the operations or any other status of a Borrower since the date of the financial statements delivered to Agent most recently prior to the date of this Agreement.  All written information now or heretofore furnished by each Borrower to Agent or any Lender is true and correct as of the date with respect to which such information was furnished.

(b)

Locations.

The office where each Loan Party keeps its books, records and accounts (or copies thereof) concerning the Collateral, each Loan Party’s principal place of business and all of each Loan Party’s other places of business, locations of Collateral and post office boxes and locations of bank accounts are as set forth in Exhibit A and at other locations within the continental United States of which Agent has been advised by a Borrower in accordance with subsection 12(b)(i).  The Collateral, including, without limitation, the Equipment (except any part thereof which a Loan Party shall have advised Agent in writing consists of Collateral normally used in more than one state) is kept, or, in the case of vehicles, based, only at the addresses set forth on Exhibit A, and at other locations within the continental United States of which Agent has been advised by a Loan Party in writing in accordance with subsection 12(b)(i) hereof.

(c)

Loans by Loan Parties.

No Loan Party has made any loans or advances to any Affiliate or other Person except for advances authorized hereunder to employees, officers and directors of such Loan Party for travel and other expenses arising in the ordinary course of such Loan Party’s business and loans permitted pursuant to subsection 13(f) hereof.

(d)

Accounts and Inventory.

Each Account or item of Inventory which a Borrower shall, expressly or by implication, request Agent to classify as an Eligible Account or as Eligible Inventory, respectively, shall, as of the time when such request is made, conform in all respects to the requirements of such classification as set forth in the respective definitions of “Eligible Account” and “Eligible Inventory” as set forth herein and as otherwise established by Agent from time to time.

(e)

Liens.

Each Loan Party is the lawful owner of all Collateral now purportedly owned or hereafter purportedly acquired by such Loan Party, free from all liens, claims, security interests and encumbrances whatsoever, whether voluntarily or involuntarily created and whether or not perfected, other than the Permitted Liens.

(f)

Organization, Authority and No Conflict.

Each Loan Party is a corporation or limited liability company duly organized, validly existing and in good standing (or similar standing as defined in such jurisdiction) in its state of incorporation or formation, as the case may be, its state organizational identification number is listed on Part I of Schedule 11(f) hereto and such Loan Party is duly qualified and in good standing in all jurisdictions where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect. Part II of  Schedule 11(f) accurately lists each jurisdiction in which each Loan Party is in good standing and/or duly qualified as a foreign corporation as of the Closing Date. Each Loan Party has the right and power and is duly authorized and empowered to enter into, execute and deliver this Agreement and the Other Agreements and perform its obligations hereunder and thereunder.  Each Loan Party’s execution, delivery and performance of this Agreement and the Other Agreements does not conflict with the provisions of the organizational documents of such Loan Party, any statute, regulation, ordinance or rule of law, or any agreement, contract or other document which may now or hereafter be binding on such Loan Party, and each Loan Party’s execution, delivery and performance of this Agreement and the Other Agreements shall not result in the imposition of any lien or other encumbrance upon any of such Loan Party’s property under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which such Loan Party or any of its property may be bound or affected.

(g)

Litigation.

There are no actions or proceedings which are pending or threatened against a Loan Party which might have a Material Adverse Effect, and each Loan Party shall, promptly upon becoming aware of any such pending or threatened action or proceeding, give written notice thereof to Agent.  No Loan Party has any Commercial Tort Claims pending other than those set forth on Exhibit C hereto, as Exhibit C may be amended from time to time.

(h)

Compliance with Laws and Maintenance of Permits.

Each Loan Party has obtained all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect.  Each Loan Party is in compliance in all material respects with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure to comply with which would have a Material Adverse Effect.

(i)

Affiliate Transactions.

Except as set forth on Schedule 11(i) hereto or as permitted pursuant to subsection 11(c) hereof, no Loan Party is conducting, permitting or suffering to be conducted, transactions with any Affiliate other than transactions with Affiliates for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are no less favorable to such Loan Party than the terms upon which such transactions would have been made had they been made to or with a Person that is not an Affiliate.

(j)

Names and Trade Names.

Except as set forth on Schedule 11(j) hereto, each Loan Party’s name has always been as set forth on the first page of this Agreement and no Loan Party uses trade names, assumed names, fictitious names or division names in the operation of its business.

(k)

Equipment.

Each Loan Party has good and indefeasible and merchantable title to and ownership of all Equipment.  No Equipment of any Borrower which is included in computing the Revolving Loan Limit under subsection 2(a)(iv) hereof is a Fixture to real estate unless such real estate is owned by such Borrower and is subject to a mortgage in favor of Agent, or if such real estate is leased, is subject to a landlord’s agreement in favor of Agent on terms acceptable to Agent, or an accession to other personal property unless such personal property is subject to a first priority lien in favor of Agent.

(l)

Enforceability.

This Agreement and the Other Agreements to which a Loan Party is a party are the legal, valid and binding obligations of such Loan Party and are enforceable against such Loan Party in accordance with their respective terms.

(m)

Solvency.

The Loan Parties are, after giving effect to the transactions contemplated hereby, but without giving effect to intercompany debt, Solvent and will not be rendered insolvent by the execution and delivery of this Agreement or any of the Other Agreements or by completion of the transactions contemplated hereunder or thereunder.

(n)

Indebtedness.

Except as set forth on Schedule 11(n) hereto, no Loan Party is obligated (directly or indirectly), for any loans or other Indebtedness other than the (i) Loans, (ii) Indebtedness in respect of Hedging Agreements to which the Agent has provided its prior written consent, (iii) Off-Balance Sheet Liabilities, and (iv) COA Finance Indebtedness.

(o)

Margin Security and Use of Proceeds.

No Loan Party owns any margin securities, and none of the proceeds of the Loans hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

(p)

Parent, Subsidiaries and Affiliates.

Except as set forth on Schedule 11(p) hereto, no Loan Party has any Parents, Subsidiaries or other Affiliates or divisions, nor is any Loan Party engaged in any joint venture or partnership with any other Person.

(q)

No Defaults.

No Loan Party is in default under any material contract, lease or commitment to which it is a party or by which it is bound; nor does any Loan Party know of any dispute regarding any contract, lease or commitment which would have a Material Adverse Effect.

(r)

Employee Matters.

There are no controversies pending or threatened between any Loan Party and any of its employees, agents or independent contractors other than employee grievances arising in the ordinary course of business which would not, in the aggregate, have a Material Adverse Effect on such Loan Party, and each Loan Party is in compliance with all federal and state laws respecting employment and employment terms, conditions and practices except for such non-compliance which would not have a Material Adverse Effect.

(s)

Intellectual Property.

Each Loan Party possesses adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and trade names to continue to conduct its business as heretofore conducted by it.

(t)

Environmental Matters.

No Loan Party has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of each Loan Party comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.  There has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other Person, nor is any pending or to the best of each Loan Party’s knowledge threatened with respect to any non-compliance with or violation of the requirements of any Environmental Law by any Loan Party or the release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects any Loan Party or its business, operations or assets or any properties at which any Loan Party has transported, stored or disposed of any Hazardous Materials.  No Loan

Party has any material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

(u)

ERISA Matters.

Each Loan Party has paid and discharged all obligations and liabilities arising under ERISA of a character which, if unpaid or unperformed, might result in the imposition of a lien against any of its properties or assets.

(v)

Dormant and Excluded Subsidiaries.

(i)

Coachmen has no Subsidiaries other than Subsidiaries constituting the Loan Parties, the Dormant Subsidiaries and the Excluded Subsidiaries.

(ii)

No Dormant Subsidiary (A) is engaged in any business or activity other than owning and disposing of Specified Real Property and equipment related to such Specified Real Property owned by such Dormant Subsidiary as of the Closing Date, (B) has any employees (other than persons serving as an officer or agent of such Dormant Subsidiary in connection with the activities described in clause (A) above who are not entitled to any wage or other compensation from such Dormant Subsidiary) or (C) has any assets other than Specified Real Property and equipment related to such Specified Real Property.

(iii)

There are no actions or proceedings that are pending or threatened against a Dormant Subsidiary or an Excluded Subsidiary that might have a Material Adverse Effect.

12.

AFFIRMATIVE COVENANTS.

Until payment and satisfaction in full of all Liabilities and termination of this Agreement, unless Loan Parties obtain Requisite Lenders’ prior written consent waiving or modifying any of Loan Parties’ covenants hereunder in any specific instance, each Loan Party covenants and agrees as follows:

(a)

Maintenance of Records.

Each Loan Party shall at all times keep accurate and complete books, records and accounts with respect to all of such Loan Party’s business activities, in accordance with sound accounting practices and generally accepted accounting principles consistently applied, and shall keep such books, records and accounts, and any copies thereof, only at the addresses indicated for such purpose on Exhibit A or such other locations as Borrower Representative shall notify Agent in accordance with subsection 12(b)(i) hereof.

(b)

Notices.

Each Loan Party shall:

(i)

Locations.  Promptly (but in no event less than ten (10) days prior to the occurrence thereof) notify Agent of the proposed opening of an new place of business or new location of Collateral, the closing of any existing place of business or location of Collateral, any change of in the location of such Loan Party’s books, records and accounts (or copies thereof), the opening or closing of any post office box, the opening or closing of any bank account or, if any of the Collateral consists of Goods of a type normally used in more than one state, the use of any such Goods in any state other than a state in which such Loan Party has previously advised Agent that such Goods will be used.

(ii)

Eligible Accounts and Inventory.  Promptly upon becoming aware thereof, notify Agent if any Account or Inventory identified by such Loan Party to Agent as an Eligible Account or Eligible Inventory becomes ineligible for any reason.

(iii)

Litigation and Proceedings.  Promptly upon becoming aware thereof, notify Agent of any actions or proceedings which are pending or threatened against such Loan Party which might have a Material Adverse Effect or any Commercial Tort Claims of such Loan Party which may arise, which notice shall constitute such Loan Party’s authorization to amend Exhibit C to add such Commercial Tort Claim.

(iv)

Names and Trade Names.  Notify Agent within ten (10) days of the change of its name or the use of any trade name, assumed name, fictitious name or division name not previously disclosed to Agent in writing.

(v)

ERISA Matters.  Promptly notify Agent of (x) the occurrence of any “reportable event” (as defined in ERISA) which might result in the termination by the Pension Benefit Guaranty Corporation (the “PBGC”) of any employee benefit plan (“Plan”) covering any officers or employees of such Loan Party, any benefits of which are, or are required to be, guaranteed by the PBGC, (y) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor or (z) its intention to terminate or withdraw from any Plan.

(vi)

Environmental Matters.  Promptly notify Agent upon becoming aware of any investigation, proceeding, complaint, order, directive, claim, citation or notice with respect to any non-compliance with or violation of the requirements of any Environmental Law by such Loan Party or the generation, use, storage, treatment, transportation, manufacture handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter which affects such Loan Party or its business operations or assets or any properties at which such Loan Party has transported, stored or disposed of any Hazardous Materials.

(vii)

Default; Material Adverse Change.  Promptly advise Agent of any material adverse change in the business, property, assets, prospects, operations or condition, financial or otherwise, of the Loan Parties when considered together, the occurrence of any Event of Default hereunder or the occurrence of any event which, if uncured, will become an Event of Default after notice or lapse of time (or both)

(viii)

Warrior Bond Claims.  Promptly notify Agent upon becoming aware of the assertion of any claim for payment under or in respect of any Warrior Bond, any guaranty by Coachmen of any Warrior Bond or any Back-Stop Bond.

All of the foregoing notices shall be provided by Loan Parties to Agent in writing.

(c)

Compliance with Laws and Maintenance of Permits.

Each Loan Party shall maintain all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect on such Loan Party and each Loan Party shall remain in compliance with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure with which to comply would have a Material Adverse Effect on such Loan Party.  Following any determination by Agent that there is non-compliance, or any condition which requires any action by or on behalf of a Loan Party in order to avoid non-compliance, with any Environmental Law, such Loan Party, at such Loan Party’s expense shall cause an independent environmental engineer acceptable to Agent to conduct such tests of the relevant site(s) as are appropriate and prepare and deliver a report setting forth the results of such tests, a proposed plan for remediation and an estimate of the costs thereof.

(d)

Inspection and Audits.

Each Loan Party shall permit Agent and Lenders, or any Persons designated by Agent, to call at such Loan Party’s places of business at any reasonable times, and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from such Loan Party’s books, records, journals, orders, receipts and any correspondence and other data relating to such Loan Party’s business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning Loan Party’s business as Agent may consider reasonable under the circumstances; provided, that so long as no Event of Default has occurred and is continuing, such inspections shall be limited to one (1) per calendar quarter.  Each Loan Party shall furnish to Agent such information relevant to Agent’s and/or any Lender’s rights under this Agreement and the Other Agreements as Agent shall at any time and from time to time request in its Permitted Discretion.  Agent, through its officers, employees or agents shall have the right, at any time and from time to time, in Agent’s name, to verify the validity, amount or any other matter relating to any of such Loan Party’s Accounts, by mail, telephone, telecopy, electronic mail or otherwise.  Each Loan Party authorizes Agent and

Lenders to, subject to their duty of confidentiality contained herein, discuss the affairs, finances and business of such Loan Party with any officers, employees or directors of such Loan Party or with its Parent or any Affiliate or the officers, employees or directors of its Parent or any Affiliate, and to discuss the financial condition of such Loan Party with such Loan Party’s independent public accountants.  Any such discussions shall be without liability to Agent or any Lender or to Loan Party’s independent public accountants.  Loan Parties shall pay to Agent all customary fees (currently $750 per person per day) and all costs and out-of-pocket expenses incurred by Agent in the exercise of its rights hereunder, and all of such fees, costs and expenses shall constitute Liabilities hereunder, shall be payable on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

(e)

Insurance.

Each Loan Party shall:

(i)

Keep the Collateral properly housed and insured (other than Collateral for which the Loan Parties self-insure and have fully disclosed the nature of such self insurance programs on Schedule 12 (e) hereto) for the full insurable value thereof against loss or damage by fire, theft, explosion, sprinklers, collision (in the case of motor vehicles) and such other risks as are customarily insured against by Persons engaged in businesses similar to that of such Loan Party, with such companies, in such amounts, with such deductibles, and under policies in such form, as shall be satisfactory to Agent in its Permitted Discretion.  Original (or certified) copies of such policies of insurance have been or shall be, within ninety (90) days of the date hereof, delivered to Agent, together with evidence of payment of all premiums therefor, and shall contain an endorsement, in form and substance acceptable to Agent in its Permitted Discretion, showing loss under such insurance policies payable to Agent, for the benefit of Agent and Lenders.  Such endorsement, or an independent instrument furnished to Agent, shall provide that the insurance company shall give Agent at least thirty (30) days’ written notice before any such policy of insurance is altered or canceled and that no act, whether willful or negligent, or default of such Loan Party or any other Person shall affect the right of Agent to recover under such policy of insurance in case of loss or damage.  In addition, each Loan Party shall cause to be executed and delivered to Agent an assignment of proceeds of its business interruption insurance policies.  Each Loan Party hereby directs all insurers under all policies of insurance to pay all proceeds payable thereunder directly to Agent.  Each Loan Party irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent) as such Loan Party’s true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of such Loan Party on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance.

(ii)

Maintain, at its expense, such public liability and third party property damage insurance as is customary for Persons engaged in businesses similar to that of such Loan Party with such companies and in such amounts, with such deductibles and under policies in such form as shall be satisfactory to Agent in its Permitted Discretion and original (or certified) copies of such policies have been or shall be, within ninety (90) days after the date hereof, delivered to Agent, together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing Agent and Lenders as additional insureds thereunder and providing that the insurance company shall give Agent at least thirty (30) days written notice before any such policy shall be altered or canceled.

If a Loan Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium relating thereto, then Agent, without waiving or releasing any obligation or default by Loan Parties hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as Agent deems advisable.  Such insurance, if obtained by Agent, may, but need not, protect Loan Party’s interests or pay any claim made by or against such Loan Party with respect to the Collateral.  Such insurance may be more expensive than the cost of insurance such Loan Party may be able to obtain on its own and may be cancelled only upon such Loan Party providing evidence that it has obtained the insurance as required above.  All sums disbursed by Agent in connection with any such actions, including, without limitation, court costs, expenses, other charges relating thereto and reasonable attorneys’ fees, shall constitute Loans hereunder, shall be payable on demand by Loan Parties to Agent and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

(f)

Collateral.

Each Loan Party shall keep the Collateral in good condition, repair and order (ordinary wear and tear excepted) and shall make all necessary repairs to the Equipment and replacements thereof so that the operating efficiency and the value thereof shall at all times be preserved and maintained.  Each Loan Party shall permit Agent and Lenders to examine any of the Collateral at any time and wherever the Collateral may be located and, each Loan Party shall, promptly upon request therefor by Agent, deliver to Agent any and all evidence of ownership of any of the Equipment including, without limitation, certificates of title and applications of title.  Each Loan Party shall, at the request of Agent, indicate on its records concerning the Collateral a notation, in form satisfactory to Agent in its Permitted Discretion, of the security interest of Agent hereunder.

(g)

Use of Proceeds.

All monies and other property obtained by any Borrower from Agent and Lenders pursuant to this Agreement shall be used solely (i) to refinance existing Indebtedness of the Loan Parties and (ii) for business purposes of such Borrower and its Subsidiaries.

(h)

Taxes.

Each Loan Party shall file all required tax returns and pay all of its taxes when due, including, without limitation, taxes imposed by federal, state or municipal agencies, and shall cause any liens for taxes to be promptly released; provided, that such Loan Party shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (i) the amount so contested is shown on such Loan Party’s financial statements; (ii) the contesting of any such payment does not give rise to a lien for taxes; (iii) such Loan Party keeps on deposit with Agent (such deposit to be held without interest) an amount of money which, in the sole judgment of Agent, is sufficient to pay such taxes and any interest or penalties that may accrue thereon; and (iv) if such Loan Party fails to prosecute such contest with reasonable diligence, Agent may apply the money so deposited in payment of such taxes.  If a Loan Party fails to pay any such taxes and in the absence of any such contest by such Loan Party, Agent may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any lien therefor, and any sums so advanced by Agent shall constitute Loans hereunder, shall be payable by such Loan Party to Agent on demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

(i)

Intellectual Property.

Each Loan Party shall maintain adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and trade names to continue its business as heretofore conducted by it or as hereafter conducted by it.

(j)

Checking Accounts and Cash Management Services.

Each Borrower shall maintain its general checking/controlled disbursement account with LaSalle Bank.  Normal charges shall be assessed thereon.  In addition, each Borrower shall enter into agreements with LaSalle Bank for standard cash management services.  Borrowers shall be responsible for all normal charges assessed thereon.

(k)

Patriot Act, Bank Secrecy Act and Office of Foreign Assets Control.

As required by federal law and the Agent’s, LaSalle Bank’s and each Lender’s policies and practices, the Agent, LaSalle Bank and each Lender may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services and each Loan Party agrees to provide such information.  In addition, and without limiting the foregoing sentence, each Loan Party shall (a) ensure, and cause each Subsidiary to ensure, that no Person who owns a controlling interest in or otherwise controls any Loan Party or any Subsidiary is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loans to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause each Subsidiary to comply, with all applicable Bank Secrecy Act laws and regulations, as amended.

13.

NEGATIVE COVENANTS.

Until payment and satisfaction in full of all Liabilities and termination of this Agreement, unless Loan Parties obtain Requisite Lenders’ prior written consent waiving or modifying any of Loan Parties’ covenants hereunder in any specific instance, each Loan Party agrees as follows:

(a)

Guaranties.

No Loan Party shall assume, guarantee or endorse, or otherwise become liable in connection with, the obligations of any Person (including any Excluded Subsidiary or any Dormant Subsidiary), except (i) endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) guarantees by any Loan Party of the Indebtedness of any other Loan Party to the extent such Indebtedness of such other Loan Party is permitted under subsection 13(b) hereof, (iii) guaranty by Coachmen of Indebtedness of Rarovide, L.L.C. d/b/a Howard Motors of up to One Million and No/100 Dollars ($1,000,000) pursuant to a Commercial Guaranty dated March 12, 2004, (iv) risk pool indemnification by Coachmen of Indebtedness of limited recreational vehicle dealers under the GE Capital Consumer Card Co. Financing Installment Program, (v) risk pool indemnification by certain Subsidiaries of AAH (and the guaranty by AAH thereof) of Indebtedness of limited builders under the Textron Financial Corporation Builder Financing Facility Program; provided that, the maximum liability of the Borrowers under each of items (iv) or (v) during any calendar year shall not exceed Two Million and No/100 Dollars ($2,000,000), and (vi) guaranties by Coachmen of the payment and performance under surety or performance type bonds procured by The Warrior Group with respect to certain construction projects for which The Warrior Group and Coachmen, as contractor or a subcontractor, have agreed to perform work (“Warrior Bonds”); provided that the aggregate principal amount of potential Indebtedness guaranteed by Coachmen in respect of any Warrior Bonds which does not specifically relate to work to be performed by Coachmen and/or its Subsidiaries shall not at any time exceed the sum of (1) Ten Million and No/100 Dollars ($10,000,000) plus (2) the sum of the principal amount of any surety or performance type bonds issued in favor of Coachmen individually upon which the Agent possesses a first priority lien (or issued in favor of Coachmen and Warrior jointly in which event, Coachmen shall have obtained a first priority security interest in all of Warrior’s rights under such bonds and assigned such lien to Agent) from a bonding company or issuer in the business of providing such bonds in the ordinary course of its business which is rated not less than B+ by AM Best or which is otherwise reasonably acceptable to Agent which back stop Coachmen’s exposure under its guaranties of the Warrior Bonds on terms substantially similar, in each case, to the terms of the Warrior Bond to which each respective bond relates (any such bond, a “Back-Stop Bond”).  For purposes of clarity, the parties hereto agree that when measuring the amount of exposure outstanding under Coachmen’s guaranties of the Warrior Bonds, Coachmen shall be entitled to reduce the amount of its guaranty exposure deemed to be outstanding by the stated value of any milestone or other distinct stage of construction or production in any bonded contract which has been completed by Warrior and/or its subcontractors and accepted and paid for by the contracting party.  Coachmen shall provide to Agent, upon Agent’s request, such supporting documents evidencing Coachmen’s calculation of its guaranty liability in respect of Warrior Bonds as Agent may reasonably request from time to time.

(b)

Indebtedness.

No Loan Party shall create, incur, assume or become obligated (directly or indirectly), for any loans or other Indebtedness other than the Loans, except that a Loan Party may (i) borrow money from a Person other than Agent and Lenders on an unsecured and subordinated basis if a subordination agreement in favor of Agent and Lenders and in form and substance satisfactory to Agent is executed and delivered to Agent relative thereto; (ii) maintain its present Indebtedness listed on Schedule 11(n) hereto, which schedule shall include a listing of all Indebtedness in respect of Rate Management Transactions in effect as of the Closing Date; (iii) incur unsecured indebtedness to trade creditors in the ordinary course of business; (iv) incur purchase money Indebtedness or Capitalized Lease obligations in connection with Capital Expenditures; (v) incur Operating Lease obligations requiring payments not to exceed Two Million and No/100 Dollars ($2,000,000) in the aggregate during any Fiscal Year of Borrowers; (vi) incur intercompany Indebtedness to the extent permitted pursuant to subsection 13(f)(ii) hereof; (vii) incur Indebtedness in respect of obligations incurred pursuant to subsection 13(a) hereof, (viii) incur Off Balance Sheet Liabilities (other than liabilities under customary repurchase agreements related to dealer stock) in an amount not to exceed Two Hundred Fifty Thousand and No/100 Dollars ($250,000) in the aggregate during any Fiscal Year of Borrowers, (ix) incur COA Finance Indebtedness, (x) incur Excluded Subsidiary Indebtedness and (xi) incur Indebtedness contemplated by the Chassis Pool Agreements.

(c)

Liens.

No Loan Party shall grant or permit to exist (voluntarily or involuntarily) any lien, claim, security interest or other encumbrance whatsoever on any of its assets, other than Permitted Liens.

(d)

Mergers, Sales, Acquisitions, Subsidiaries and Other Transactions Outside the Ordinary Course of Business.

No Loan Party shall (i) enter into any merger or consolidation; (ii) change its state of organization or enter into any transaction which has the effect of changing its state of organization; (iii) sell, lease or otherwise dispose of any of its assets other than in the ordinary course of business (other than Permitted Dispositions); (iv) purchase the Capital Stock or all or a material portion of the assets of any Person or division of such Person; or (v) enter into any other transaction outside the ordinary course of such Loan Party’s business, including, without limitation, any purchase, redemption or retirement of any shares of any class of its Capital Stock, and any issuance of any shares of, or warrants or other rights to receive or purchase any shares of, any class of its Capital Stock or any other equity interest; provided that any Subsidiary of any Borrower may merge with and into such Borrower or any wholly owned Subsidiary of such Borrower.  No Loan Party shall form any Subsidiaries or enter into any joint ventures or partnerships with any other Person.

(e)

Dividends and Distributions.

No Loan Party shall, or shall permit any of its Subsidiaries to, (i) declare or pay any dividend or other distribution (whether in cash or in kind) on any class of its Capital Stock, (ii) make any purchases, redemptions or retirement of any Capital Stock or make any other distribution of property in respect of such Capital Stock or (iii) in respect of any Loan Party, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturation thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, other than the prepayment of the Liabilities in accordance with the terms of this Agreement, except that:

(A)

any dividends and distributions may be paid to a Loan Party by any Subsidiary of a Loan Party;

(B)

any Loan Party or any Subsidiary of a Loan Party may issue Capital Stock to another Loan Party;

(C)

Coachmen may pay dividends or make other distributions in respect of its Capital Stock to its shareholders so long as each of the following conditions is met to the satisfaction of Agent for each such proposal dividend or distribution:  (1) Agent shall have received not less than ten (10) Business Days’ prior written notice of the amount and proposed date of any proposed dividend or other distribution together with an officer’s certificate certifying compliance with each of the terms of this subsection 13(e) and attaching supporting pro forma financial statements and Excess Availability computations, (2) as of the date of funding such dividend or distribution and immediately after giving effect thereto, no Default or Event of Default, shall have occurred or is continuing, (3) any dividends or other distributions shall be out of funds legally available therefor, and (4) average daily Excess Availability with respect to all Borrowers for the thirty (30)-day period preceding the consummation of such payment would have exceeded Fifteen Million and No/100 ($15,000,000) and Excess Availability at all times during such thirty (30)-day period would have exceeded Ten Million and No/100 Dollars ($10,000,000) on a pro forma basis (giving effect to such payment as if made on the first day of such period).

(f)

Investments; Loans.

No Loan Party shall purchase or otherwise acquire, or contract to purchase or otherwise acquire, the obligations or Capital Stock of any Person, other than direct obligations of the United States; nor shall a Loan Party lend or otherwise advance funds to any Person except for:

(i)

 advances made to employees, officers and directors for travel and other expenses arising in the ordinary course of business;

(ii)

intercompany loans and advances by any Loan Party to any other Loan Party; provided, that: (A) each such Loan Party shall have executed and delivered to the Loan Party making advances, on the date hereof, the Intercompany Loan Agreement and the Intercompany Note to evidence any such intercompany Indebtedness owing at any time by such Loan Party to such Loan Party making the advances which Intercompany Loan Agreement and Intercompany Note shall be in form and substance reasonably satisfactory to Agent and the Intercompany Loan Agreement and Intercompany Note shall be collaterally assigned (and in the case of the Intercompany Note, delivered) to Agent pursuant to the applicable Other Agreements as additional security for the Liabilities; (B) each Loan Party shall record all intercompany loan transactions on its books and records in a manner reasonably satisfactory to Agent; (C) the obligations of each Loan Party under the Intercompany Loan Agreement and the Intercompany Note shall be subordinated to the Liabilities of such Person in a manner reasonably satisfactory to Agent; (D) at the time any such intercompany loan or advance is made by any Loan Party to any other Loan Party and after giving effect thereto, the Loan Party extending such intercompany loan or advance shall be Solvent; provided that for purposes of determining such Solvency, such Loan Party making such intercompany advance or loan shall assume the right to be repaid any loans, advances or other intercompany extensions of credit owing from any Loan Party which is not Solvent shall have no value; and (E) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan;

(iii)

Cash Equivalents subject to control agreements in form and substance acceptable to the Agent executed by all necessary parties in favor of Agent for the benefit of Lenders or otherwise subject to a perfected security interest in favor of Agent for the benefit of Lenders;

(iv)

the existing investments as of the date hereof of the Loan Parties in the Capital Stock of any other Loan Party; provided, that, Loan Parties shall not have any obligation to make any further payments in respect of such investments;

(v)

other investments of any Loan Party existing as of the date hereof and described on Schedule 13(f) hereto; provided, that no Loan Party shall have any obligation to make any further payments in respect of such investments, except for contributions required by applicable law to government-mandated deposit accounts for Coachmen’s self-insured retentions  and  deductibles and self-insured workers’ compensation and health benefit programs;

(vi)

the transactions permitted under subsection 13(b) hereof;

(vii)

additional capital contributions from a Loan Party to another Loan Party, provided that in the event such a transaction results in an issuance of Capital Stock, such Capital Stock shall promptly be pledged and delivered to Agent as provided for in the Securities Pledge Agreement or Collateral Assignment of LLC Interest Agreement, as applicable, each of which is between certain Loan Parties and Agent and dated of even date herewith;

(viii)

loans to Excluded Subsidiaries assigned to and assumed by any such Loan Party by COA Finance in connection with a dissolution, liquidation or winding up of COA Finance; and

(ix)

loans to Excluded Subsidiaries other than as contemplated by subsection 13(f)(viii) above in an aggregate amount outstanding at any time not to exceed Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000).

(g)

Fundamental Changes, Line of Business.

No Loan Party shall amend its organizational documents or change its Fiscal Year or enter into a new line of business materially different from such Loan Party’s current business.

(h)

Equipment.

No Loan Party shall (i) permit any of Borrowers’ Equipment to become a Fixture to real property unless such real property is owned by such Loan Party, or if such real property is leased, is subject to a landlord’s agreement in favor of Agent on terms acceptable to Agent, or (ii) permit any of Borrowers’ Equipment to become an accession to any other personal property unless such personal property is subject to a first priority lien in favor of Agent.

(i)

Affiliate Transactions.

Except as set forth on Schedule 11(i) hereto or as permitted pursuant to subsection 11(c) hereof, no Loan Party shall conduct, permit or suffer to be conducted, transactions with Affiliates other than transactions for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are no less favorable to such Loan Party than the terms upon which such transactions would have been made had they been made to or with a Person that is not an Affiliate.

(j)

Settling of Accounts.

No Borrower shall settle or adjust any Account identified by Borrower as an Eligible Account or with respect to which the Account Debtor is an Affiliate, except for ordinary course discounts, credits and allowances which reduce the Revolving Loan availability set forth in subsection 2(a) of this Agreement or discounts, credits or allowance not to exceed Five Hundred Thousand and No/100 Dollars ($500,000) in any calendar year, without the consent of Agent, provided, that following the occurrence and during the continuance of an Event of Default, such Borrower shall not settle or adjust any Account without the consent of Agent.

(k)

COA Finance.

No Loan Party shall permit COA Finance to have any material liabilities or to own any material property other than investments consisting of intercompany loans to other Loan Parties and Cash Equivalents; provided that Cash Equivalents held by COA Finance shall not exceed One Million and No/100 Dollars ($1,000,000) in the aggregate at any time.

(l)

Activities of Excluded and Dormant Subsidiaries.

(i)

No Loan Party shall permit any Dormant Subsidiary to (A) engage in any business or activity other than owning and disposing of Specified Real

Property and equipment related to such Specified Real Property owned by such Dormant Subsidiary as of the Closing Date, (B) hire any employees (other than persons serving as an officer or agent of such Dormant Subsidiary in connection with the activities described in clause (A) above who are not entitled to any wage or other compensation from such Dormant Subsidiary), or (C) acquire any assets or create, incur, assume or become obligated (directly or indirectly) for any loans or other Indebtedness.

(ii)

No Loan Party shall permit any Excluded Subsidiary to (A) engage in any business or activity other than any business or activity that such Excluded Subsidiary is engaged in on the date hereof, (B) acquire all or any substantial portion of the assets of any Person or any Capital Stock of any Person (except that such Excluded Subsidiary may acquire inventory in the ordinary course of its business), (C) create, incur, assume or become obligated (directly or indirectly), for any loans or other Indebtedness in excess of Eight Million and No/100 Dollars ($8,000,000) in the aggregate outstanding at any time (except for (1) intercompany Indebtedness outstanding to any Loan Party as of the date hereof, (2) solely in the case of Michiana Easy Livin’ Country, LLC, Indebtedness for floor planning financing of its inventory and (3) Indebtedness outstanding to any Loan Party contemplated in subclause (f)(viii) of Section 13) or (D) issue any Capital Stock or receive any contribution of equity from any Person.

14.

FINANCIAL COVENANTS.

(a)

If at any time during the period commencing on the date hereof through and including September 30, 2006, (i) average daily Excess Availability for any period of thirty (30) days is less than Fifteen Million and No/100 Dollars ($15,000,000) or (ii) Excess Availability at any time is less than Ten Million and No/100 Dollars ($10,000,000) (either (i) or (ii) above, an “Availability Shortfall”), then Borrowers shall maintain and keep in full force the following financial covenants:

(A)

Borrower Representative’s EBITDA, on a consolidated basis, shall be the tested on the following dates and shall be at least the amount set forth opposite each such date:

Date	Minimum EBITDA
Date of Availability Shortfall	-$1 million for the 6-month period ended June 30, 2006
December 31, 2006	$4,200,000 for the 9-month period ending September 30, 2006
March 31, 2007	$8,500,000 for the 12-month period ending December 31, 2006

(B)

For the fiscal quarter ending June 30, 2007, Borrowers, on a consolidated basis, shall not permit the ratio of Borrower Representative’s EBITDA to Fixed Charges for the twelve (12)-month period then ended to be less than 1.00 to 1.00.

(b)

If at any time during the period commencing on October 1, 2006 through and including December 31, 2006, there is an Availability Shortfall, then Borrowers shall maintain and keep in full force the following financial covenants:

(A)

Borrower Representative’s EBITDA, on a consolidated basis, shall be the tested on the following dates and shall be at least the amount set forth opposite each such date:

Date	Minimum EBITDA
Date of Availability Shortfall	$4,200,000 for the 9-month period ending September 30, 2006
March 31, 2007	$8,500,000 for the 12-month period ending December 31, 2006

(B)

For each of the fiscal quarters ending June 30, 2007 and September 30, 2007, Borrowers, on a consolidated basis, shall not permit the ratio of Borrower Representative’s EBITDA to Fixed Charges for the twelve (12)-month period then ended to be less than 1.00 to 1.00.

(c)

If at any time during the period commencing on January 1, 2007 through and including March 31, 2007, there is an Availability Shortfall, then Borrowers shall maintain and keep in full force the following financial covenants:

(A)

Borrower Representative’s EBITDA, on a consolidated basis, shall be the tested on the following date and shall be at least the amount set forth opposite each such date:

Date	Minimum EBITDA
Date of Availability Shortfall	$8,500,000 for the 12-month period ending December 31, 2006

(ii)

For the fiscal quarters ending June 30, 2007, September 30, 2007 and December 31, 2007, Borrowers, on a consolidated basis, shall not permit the ratio of Borrower Representative’s EBITDA to Fixed Charges for the twelve (12)-month period then ended to be less than 1.00 to 1.00.

(d)

Whenever an Availability Shortfall exists after March 31, 2007, then, for the immediately preceding fiscal quarter and each fiscal quarter ending thereafter until the third fiscal quarter after date on which both tests described in clauses (i) and (ii) of the definition of “Availability Shortfall” have been simultaneously met, Borrowers, on a consolidated basis, shall not permit the ratio of Borrower Representative’s EBITDA to Fixed Charges for the twelve (12)-month period then ended to be less than 1.00 to 1.00.

15.

DEFAULT.

The occurrence of any one or more of the following events shall constitute an “Event of Default” by Loan Parties hereunder:

(a)

Payment.

The failure of any Obligor to pay when due, or declared due, any of the Liabilities.

(b)

Breach of this Agreement and the Other Agreements.

The failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Obligor under Section 5, Section 6, Section 7, Section 8, subsections 12(a), 12(b)(ii), 12(b)(iii), 12(d), 12(e), 12(f), 12(h), 12(j), 12(k), Section 13 or Section 14 of this Agreement or any provision of any Other Agreement to the extent such breach is not capable of being cured, (ii) the failure of Borrower to perform, keep or observe any of the covenants, conditions, premises, agreements or obligations of Borrower under subsections 12(b)(i), 12(b)(iv), 12(b)(v), 12(b)(vi), 12(b)(vii), 12(c), and 12(i) of this Agreement and such failure continues for a period of ten (10) days following the occurrence thereof or (iii) the failure of any Obligor to perform, keep or observe any of the other covenants, conditions, promises, agreements or obligations of such Obligor under this Agreement or any of the Other Agreements (other than any such term, provision, covenant or agreement that is the subject of another provision of this Section 15, in which event such other provision of this Section 15 shall apply) and such failure continues for a period of five (5) days following the occurrence thereof.

(c)

Breaches of Other Obligations.

(i) The failure of any Obligor to pay when due (beyond the applicable grace period with respect thereto, if any) any Indebtedness (other than the Liabilities) aggregating in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000) (“Material Indebtedness”); (ii) the default by any Obligor in the performance (beyond the applicable grace period with respect  thereto, if any) of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; (iii) any Material Indebtedness of any Obligor shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; (iv) any Obligor shall not pay, or admit in writing its inability to pay, its debts generally as they become due; or (v) the failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Obligor under any other agreement with any Person if such failure could reasonably be expected to have a Material Adverse Effect.

(d)

Breach of Representations and Warranties.

The making or furnishing by any Obligor to Agent or any Lender of any representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement or the Other Agreements or in connection with any other agreement between such Obligor and Agent or any Lender, which is untrue or misleading in any material respect.

(e)

Loss of Collateral.

The loss, theft, damage or destruction of, or (except as permitted hereby) sale, lease or furnishing under a contract of service of, any of the Collateral (each a “Loss”) in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000) unless such Loss is covered by an insurance policy as to which coverage has been accepted by the applicable insurer and the insurance proceeds are paid in respect of such Loss within one hundred eighty (180) days of the occurrence of such Loss.

(f)

Levy, Seizure or Attachment.

The making or any attempt by any Person to make any levy, seizure or attachment which, when taken together with any other actual or attempted levies, seizures or attachments, result in claims for amounts in excess of Five Hundred Thousand and No/100 Dollars ($500,000) in the aggregate upon any of the Collateral.

(g)

Bankruptcy or Similar Proceedings.

The commencement of any proceedings in bankruptcy by or against any Obligor or for the liquidation or reorganization of any Obligor, or alleging that such Obligor is insolvent or unable to pay its debts as they mature, or for the readjustment or arrangement of any Obligor’s debts, whether under the United States Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing, for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving any Obligor; provided, however, that if such commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such proceedings are not dismissed within thirty (30) days after the commencement of such proceedings, though Agent and Lenders shall have no obligation to make Loans to or issue, or cause to be issued, Letters of Credit on behalf of any Borrower during such thirty (30) day period or, if earlier, until such proceedings are dismissed.

(h)

Appointment of Receiver.

The appointment of a receiver or trustee for any Obligor, for any of the Collateral or for any substantial part of any Obligor’s assets or the institution of any proceedings for the dissolution, or the full or partial liquidation, or the merger or consolidation, of any Obligor which is a corporation, limited liability company or a partnership; provided, however, that if such appointment or commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such appointment is not revoked or such proceedings are not dismissed within thirty (30) days after the commencement of such proceedings, though Agent and Lenders shall have no obligation to make Loans to or issue, or cause to be issued Letters of Credit on behalf of any Borrower during such thirty (30) day period, or, if earlier, until such appointment is revoked or such proceedings are dismissed.

(i)

Judgment.

The entry of any judgment or order against any Obligor which, when taken together with all other judgments outstanding against any of the Obligors, exceeds Five Hundred Thousand and No/100 Dollars ($500,000) in the aggregate and remains unsatisfied or undischarged and in effect for thirty (30) days after such entry without a stay of enforcement or execution or being bonded pending appeal unless the amount of such judgment or order is covered by an insurance policy as to which coverage has been accepted by the applicable insurer and the insurance proceeds are paid in respect of such judgment or order within thirty (30) days after such judgment or order ceases to be stayed or bonded pending appeal.

(j)

Dissolution of Obligor.

The dissolution of any Obligor which is a partnership, limited liability company, corporation or other entity without the prior written consent of Agent, other than a merger permitted by this Agreement.

(k)

Default or Revocation of Guaranty.

The occurrence of an event of default under, or the revocation or termination of, any agreement, instrument or document executed and delivered by any Person to Agent or any Lender pursuant to which such Person has guaranteed to Agent and Lenders the payment of all or any of the Liabilities or has granted Agent a security interest in or lien upon some or all of such Person’s real and/or personal property to secure the payment of all or any of the Liabilities.

(l)

Criminal Proceedings.

The institution in any court of a criminal proceeding against any Obligor, or the indictment of any Obligor for any crime.

(m)

Change of Control.

(i) The acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Act of 1934) of twenty percent (20%) or more of the outstanding shares of voting Capital Stock of Borrower Representative, (ii) the failure of the majority of the board of directors of Borrower Representative to consist of  Continuing

Directors, or (iii) the failure of Coachmen to directly or indirectly own and have voting control of all of the Capital Stock of each of its Subsidiaries.

(n)

Material Adverse Change.

Any material adverse change in the Collateral, business, property, assets, prospects, operations or condition, financial or otherwise of any Obligor, as determined by Requisite Lenders in their Permitted Discretion or the occurrence of any event which, in Requisite Lenders’ Permitted Discretion, could have a Material Adverse Effect on Borrower Representative or any Borrower.

(o)

Rate Management Agreements.

The failure by any Loan Party to pay any Rate Management Obligation when due or the breach by any Loan Party of any term, provision or condition contained in any Rate Management Transaction or any transaction or the type described in the definition of “Rate Management Transaction”, whether or not any Lender or Affiliate of any Lender is a party thereto.

16.

REMEDIES UPON AN EVENT OF DEFAULT.

(a)

Upon the occurrence of an Event of Default described in subsection 15(g) hereof, all of the Liabilities shall immediately and automatically become due and payable, without notice of any kind.  Upon the occurrence and at any time during the continuance of any other Event of Default, all Liabilities may, at the option of Requisite Lenders, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

(b)

Upon the occurrence and during the continuance of an Event of Default, Agent may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the Other Agreements and all of Agent’s rights and remedies shall be cumulative and non-exclusive to the extent permitted by law.  In particular, but not by way of limitation of the foregoing, Agent may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter onto any of Loan Parties’ premises where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and Agent shall have the right to store the same at any of Loan Parties’ premises without cost to Agent or Lenders.  At Agent’s request, each Loan Party shall, at Loan Parties’ expense, assemble the Collateral and make it available to Agent at one or more places to be designated by Agent and reasonably convenient to Agent and such Loan Party.  Each Loan Party recognizes that if a Loan Party fails to perform, observe or discharge any of its Liabilities under this Agreement or the Other Agreements, no remedy at law will provide adequate relief to Agent and Lenders, and agrees that Agent and Lenders shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.  Any notification of intended disposition of any of the Collateral required by law will be deemed to be a reasonable authenticated notification of disposition if given at least ten (10) days prior to such disposition and such notice shall (i) describe Agent and the applicable Loan Party(ies), (ii) describe the Collateral that is the subject of the intended disposition, (iii) state the method of the intended disposition, (iv) state that the applicable Loan Party(ies) are entitled to an accounting of the Liabilities and state the charge, if any, for an accounting and (v) state the time and place of any public disposition or the time after which any private sale is to be made.  Agent and Lenders may disclaim any warranties that might arise in connection with the sale, lease or other disposition of the Collateral and have no obligation to provide any warranties at such time.  Any Proceeds of any disposition by Agent of any of the Collateral may be applied by Agent to the payment of expenses in connection with the Collateral, including, without limitation, legal expenses and reasonable attorneys’ fees, and any balance of such Proceeds may be applied by Agent toward the payment of such of the Liabilities, and in such order of application, as Agent may from time to time elect); provided that unless the Required Lenders shall otherwise direct the Agent in writing to the contrary, upon the occurrence and during the continuation of an Event of Default of which the Agent has actual knowledge, all Liabilities other than those in respect of Hedging Agreements shall be paid in full before any payments or Proceeds of Collateral shall be applied by Agent to Liabilities in respect of Hedging Agreements.

17.

CONDITIONS PRECEDENT.

(a)

The obligation of Agent and Lenders to fund the initial Revolving Loan, and to issue or cause to be issued the initial Letter of Credit, is subject to the satisfaction or waiver on or before the Closing Date of the following conditions precedent:

(i)

Agent shall have received each of the agreements, opinions, reports, approvals, consents, certificates and other documents set forth on the closing document list attached hereto as Schedule 17(a) (the “Closing Document List”) in each case in form and substance satisfactory to Lender;

(ii)

Since December 31, 2005, no event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect on any Obligor, as determined by Agent or Requisite Lenders in their Permitted Discretion;

(iii)

Agent shall have received payment in full of all fees and expenses payable to it by Borrowers or any other Person in connection herewith, on or before disbursement of the initial Loans hereunder;

(iv)

Agent shall have determined that immediately after giving effect to (A) the making of the initial Loans, if any, requested to be made on the Closing Date, (B) the issuance of the initial Letter of Credit, if any, requested to be made on such date, (C) the payment of all fees due upon such date and (D) the payment or reimbursement by Borrowers of Agent for all closing costs and expenses incurred in connection with the transactions contemplated hereby, Borrowers have

Excess Availability of not less than Ten Million and No/100 Dollars ($10,000,000);

(v)

The Agent shall have received (A) audited consolidated financial statements for Coachmen and its Subsidiaries for the Fiscal Years ended December 31, 2003, December 31, 2004 and December 31, 2005 and (B) unaudited interim consolidated financial statements for Coachmen and its Subsidiaries for each fiscal month and quarterly period in the Fiscal Year ending December 31, 2006 ended within forty-five (45) days of the Closing Date which, in each case, shall be in form and substance satisfactory to Agent after the latest fiscal year referred to in clause (i) above;

(vi)

The Agent and the Lenders shall have received projected income statements, balance sheets and cash flow statements prepared by Coachmen and giving effect to the Revolving Loans and the use of proceeds therefrom which, in each case, shall be in form and substance satisfactory to Agent;

(vii)

The Agent shall have received a field audit examination and appraisals (which shall include, without limitation, appraisals of inventory, machinery and equipment, and real estate) requested by the Agent and the results thereof shall be satisfactory to the Agent in its sole and absolute discretion; provided that Agent and Coachmen shall mutually determine prior to the Closing Date which real estate and equipment appraisals shall be required;

(viii)

Each of the conditions in subsection 17(b) shall have been met; and

(ix)

The Obligors shall have executed and delivered to Agent all such other opinions, documents, certificates, instruments and agreements which Agent may reasonably request.

(b)

Further Conditions to Each Loan.

The obligation of Agent and Lender to fund any Revolving Loan or issue or cause to be issued any Letter of Credit is subject to satisfaction or waiver on or before any such funding or issuance of the following conditions precedent:

(i)

All representations and warranties contained herein and in the Other Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each extension of credit and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date); and

(ii)

No Event of Default and no act, condition or event which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of, and after giving effect to, the making of such Loan or issuance any Letter of Credit.

The request and acceptance by a Borrower of the proceeds of any Revolving Loan shall be deemed to constitute, as of the date thereof, (A) a representation and warranty by such Borrower that the conditions in this subsection 17(b) have been satisfied and (B) a reaffirmation by such Borrower of the granting and continuance of Agent’s liens, on behalf of itself and Lenders.

18.

SETTLEMENTS, DISTRIBUTIONS AND APPORTIONMENT OF PAYMENTS.

On a weekly basis (or more frequently if requested by Agent (a “Settlement Date”), Agent shall provide each Lender with a statement of the outstanding balance of the Liabilities as of the end of the Business Day immediately preceding the Settlement Date (the “Pre-Settlement Determination Date”) and the current balance of the Loans funded by each Lender (whether made directly by such Lender to Borrowers or constituting a settlement by such Lender of a previous Disproportionate Advance made by Agent on behalf of such Lender to Borrowers).  If such statement discloses that such Lender’s current balance of the Loans as of the Pre-Settlement Determination Date exceeds such Lender’s Pro Rata Share of the Liabilities outstanding as of the Pre-Settlement Determination Date, then Agent shall, on the Settlement Date, transfer, by wire transfer, the net amount due to such Lender in accordance with such Lender’s instructions, and if such statement discloses that such Lender’s current balance of the Loans as of the Pre-Settlement Determination Date is less than such Lender’s Pro Rata Share of the Liabilities outstanding as of the Pre-Settlement Determination Date, then such Lender shall, on the Settlement Date, transfer, by wire transfer the net amount due to Agent in accordance with Agent’s instructions.  In addition, payments actually received by Agent with respect to the following items shall be distributed by Agent to Lenders as follows:

(a)

Within one (1) Business Day of receipt thereof by Agent, payments to be applied to interest on the Loans shall be paid to each Lender in proportion to its Pro Rata Share, subject to any adjustments for any Disproportionate Advances as provided in subsection 2(a)(i), so that Agent shall receive interest on the Disproportion Advances and each Lender shall only receive interest on the amount of funds actually advanced by such Lender;

(b)

Within one (1) Business Day of receipt thereof by Agent, payments to be applied to the Letter of Credit fee set as provided in subsection 3(a) hereof shall be paid to each Lender in proportion to its Pro Rata Share;

(c)

Within one (1) Business Day of receipt thereof by Agent, payments to be applied to the closing fee set forth in the Fee Letter shall be paid to each Lender in proportion to its Pro Rata Share;

(d)

Within one (1) Business Day of receipt thereof by Agent, payments to be applied to the unused line fee set forth in subsection 4(c)(i) hereof shall be paid to each Lender in proportion to its Pro Rata Share; and

(e)

Within one (1) Business Day of receipt thereof by Agent, payments to be applied to the prepayment fee set forth in Section 10 hereof shall be paid to each Lender in proportion to its Pro Rata Share.

Notwithstanding the foregoing, Agent shall not be obligated to transfer to any Defaulting Lender any payment made by any Borrower to Agent, nor shall such Defaulting Lender be entitled to share any interest, fees or other payment hereunder, until payment is made by such Defaulting Lender to Agent as required in this Agreement.

19.

AGENT.

(a)

Appointment of Agent.

(i)

Each Lender hereby designates LaSalle as Agent to act as herein specified.  Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the notes and any other instruments and agreements referred to herein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto.  Except as otherwise provided herein, Agent shall hold all Collateral and all payments of principal, interest, fees, charges and expenses received pursuant to this Agreement or any of the Other Agreements for the benefit of Lenders.  Agent may perform any of its duties hereunder by or through its agents or employees.

(ii)

The provisions of this Section 19 are solely for the benefit of Agent and Lenders, and neither Loan Parties nor any other Obligor shall have any rights as a third party beneficiary of any of the provisions hereof.  In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Obligor.

(b)

Nature of Duties of Agent.

Agent shall not have duties, obligations or responsibilities except those expressly set forth in this Agreement and the Other Agreements.  Neither Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct.  The duties of Agent shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement or the Other Agreements a fiduciary relationship in respect of any Lender; and nothing in this Agreement or the Other Agreements, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or the Other Agreements except as expressly set forth herein.

(c)

Lack of Reliance on Agent.

(i)

Independently and without reliance upon Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (A) its own independent investigation of the financial or other condition and affairs of Agent, each Obligor and any other Lender in connection with the taking or not taking of any action in connection herewith and (B) its own appraisal of the creditworthiness of Agent, each Obligor and any other Lender, and, except as expressly provided in this Agreement, Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

(ii)

Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement or the Other Agreements or any notes or the financial or other condition of any Obligor.  Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or the Other Agreements, or the financial condition of any Obligor, or the existence or possible existence of any Event of Default.

(d)

Certain Rights of Agent.

Agent shall have the right to request instructions from Requisite Lenders or all Lenders, as applicable, pursuant to this Agreement, by notice to each Lender.  If Agent shall request instructions from Requisite Lenders or all Lenders, as applicable, with respect to any act or action (including the failure to act) in connection with this Agreement, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders or all Lenders, as applicable, and Agent shall not incur liability to any Person by reason of so refraining.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder in accordance with the instructions of Requisite Lenders or all Lenders, as applicable.

(e)

Reliance by Agent.

Agent shall be under no duty to examine, inquire into, or pass upon the validity, effectiveness or genuineness of this Agreement, any of the Other Agreements or any instrument, document or communication furnished pursuant hereto or thereto or in connection herewith or therewith.  Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order, electronic mail or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person.  Agent may consult with legal counsel (including counsel for any Obligor with respect to matters concerning any Obligor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

(f)

Indemnification of Agent.

To the extent Agent is not promptly reimbursed and indemnified by Loan Parties, each Lender will reimburse and indemnify Agent, in proportion to its Pro Rata Share, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross negligence or willful misconduct.  If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnities and cease to do, or not commence, the acts to be indemnified against, even if so directed by Requisite Lenders or all Lenders, as applicable, until such additional indemnification is provided.  The obligations of Lenders under this subsection 19(f) shall survive the payment in full of the Liabilities and the termination of this Agreement.

(g)

Agent in its Individual Capacity.

With respect to the Loans made by it pursuant hereto, Agent shall have the same rights and powers hereunder as any other Lender or holder of a note or participation interest and may exercise the same as though it was not performing the duties specified herein; and the terms “Lenders,” “Requisite Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include Agent in its individual capacity.  Agent may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisor or other business with any Loan Party or any Affiliate as if it were not performing the duties specified herein, and may accept fees and other consideration from any Loan Party for services in connection with this Agreement and otherwise without having to account for the same to Lenders, to the extent such activities are not in contravention of the terms of this Agreement.

(h)

Holders of Notes.

Agent may deem and treat the payee of any promissory note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with Agent.  Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any promissory note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such promissory note or of any promissory note or notes issued in exchange therefor.

(i)

Successor Agent.

(i)

Agent may, upon five (5) Business Days’ notice to Lenders and Loan Parties, resign at any time (effective upon the appointment of a successor Agent pursuant to the provisions of this subsection 19(i)) by giving written notice thereof to Lenders and Loan Parties.  Upon any such resignation, Requisite Lenders shall have the right, upon five (5) days’ notice, to appoint a successor

Agent.  If no successor Agent shall have been so appointed by Requisite Lenders and accepted such appointment, within thirty (30) days after the retiring Agent’s giving of notice of resignation, then, upon five (5) days’ notice, the retiring Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a bank or a trust company or other financial institution which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or of any State thereof, or any affiliate of such bank or trust company or other financial institution which is engaged in the banking business, having a combined capital and surplus of at least Fifty Million and No/100 Dollars ($50,000,000).

(ii)

Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement.  After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 19 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

(j)

Collateral Matters.

(i)

Each Lender authorizes and directs Agent to enter into the Other Agreements for the benefit of Lenders.  Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by Requisite Lenders in accordance with the provisions of this Agreement or the Other Agreements, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders.  Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender to take any action with respect to any Collateral or Other Agreements which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to this Agreement and the Other Agreements.

(ii)

Agent will not, without the verbal consent of all Lenders, which consent shall (a) be confirmed promptly thereafter in writing and (b) not be unreasonably withheld or delayed, execute any release of Agent’s security interest in any Collateral except for releases relating to dispositions of Collateral (x) permitted by this Agreement and (y) in connection with the repayment in full of all of the Liabilities by Loan Parties and the termination of all obligations of Agent and Lenders under this Agreement and the Other Agreements; provided, that with the consent of Requisite Lenders, Agent may release its liens on Collateral having a book value not greater than ten percent (10%) of the total book value of all Collateral, as determined by Agent, either in a single transaction or series of related transactions, not to exceed twenty percent (20%) of the book value of all Collateral in any Fiscal Year.  Agent shall not be required to execute any such release on terms which, in Agent’s opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such liens without recourse or warranty.  In the event of any sale or transfer of any of the Collateral, Agent shall be authorized to deduct all of the expenses reasonably incurred by Agent from the proceeds of any such sale or transfer.

(iii)

Lenders hereby agree that the lien granted to Agent in any property sold or disposed of in accordance with the provisions of the Agreement shall be automatically released; provided, however that Agent’s lien shall attach to and continue for the benefit of Agent and Lenders in the Proceeds and products of such property arising from any such sale or disposition.

(iv)

To the extent, pursuant to the provisions of this subsection 19(j), Agent’s execution of a release is required to release its lien upon any sale and transfer of Collateral which is consented to in writing by Requisite Lenders or all Lenders, as applicable, and upon at least five (5) business days’ prior written request by Loan Parties, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the liens granted to Agent for the benefit of Lenders herein or pursuant hereto upon the Collateral that was sold or transferred.

(v)

Agent shall not have any obligation whatsoever to Lenders or to any other Person to assure that the Collateral exists or is owned by a Loan Party or any other Obligor or is cared for, protected or insured or that the liens granted to Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to Agent in this Section 19 or in any of the Other Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion, given Agent’s own interest in the Collateral as one of Lenders and that Agent shall have no duty or liability whatsoever to Lenders, except for its gross negligence or willful misconduct.

(vi)

In the event that any Lender receives any Proceeds of any Collateral by setoff, exercise of any banker’s lien or otherwise, in an amount in excess of such Lender’s Pro Rata Share of such Proceeds, such Lender shall purchase for cash (and other Lenders shall sell) interests in each of such other Lender’s Pro Rata Share of the Liabilities as would be necessary to cause all Lenders to share the amount so set off or otherwise received with each other Lender in accordance with their respective Pro Rata Shares.  No Lender shall exercise any right of set off or banker’s lien without the prior written consent of Agent.

(k)

Actions with Respect to Defaults.

In addition to Agent’s right to take actions on its own accord as permitted under this Agreement, Agent shall take such action with respect to an Event of Default as shall be directed by Requisite Lenders or all Lenders, as applicable, under this Agreement; provided, that until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable and in the best interests of Lenders.  No Lender shall have any right individually to enforce or seek to enforce this Agreement or any Other Agreement or to realize upon any Collateral, unless instructed to do so by Agent.

(l)

Delivery of Information.

Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by Agent from any Loan Party or any other Obligor, Requisite Lenders, any Lender or any other Person under or in connection with this Agreement or any Other Agreement except (i) as specifically provided in this Agreement or any Other Agreement and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of Agent at the time of receipt of such request and then only in accordance with such specific request.

(m)

Demand.

Subject to the terms of this Agreement, Agent shall make demand for repayment by Loan Parties of all Liabilities owing by Loan Parties hereunder, after the occurrence and during the continuation of an Event of Default, upon the written request of Requisite Lenders.  Agent shall make such demand in such manner as it deems appropriate, in its sole discretion, to effectuate the request of the Requisite Lenders.  Nothing contained herein shall limit the discretion of Agent to take reserves, to deem certain Accounts and Inventory ineligible, or to exercise any other discretion granted to Agent in this Agreement.

(n)

Notice of Default.

Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or any event which, with passage of time or giving of notice, could become an Event of Default, except with respect to Events of Default arising as a result of any Borrower’s failure to pay principal, interest or fees required to be paid to Agent for the benefit of Lenders, unless Agent shall have received written notice from a Lender or a Loan Party describing such Event of Default or event which, with the passage of time or giving of notice, could become an Event of Default, and which identifies such event as a “notice of default”.  Upon receipt of any such notice or Agent becoming aware of a Borrower’s failure to pay principal, interest or fees required to be paid to Agent for the benefit of Lenders, Agent will notify each Lender of such receipt or event.

20.

ASSIGNABILITY.

(a)

No Loan Party shall have the right to assign this Agreement or any interest therein except with the prior written consent of Agent and all Lenders.

(b)

Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an affiliate of such Lender except to the extent such transfer would result in increased costs to Borrowers.

(c)

Each Lender may, with the consent of Agent and, so long as no Event of Default is then continuing, Borrowers, which consent shall not be unreasonably withheld, but without the consent of any other Lender, assign to one or more banks or other financial institutions all or a portion of its rights and obligations under this Agreement and the Other Agreements; provided, that (i) for each such assignment, the parties thereto shall execute and deliver to Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance Agreement in the form attached hereto as Exhibit D (the “Assignment and Acceptance”), and a processing and recordation fee of Three Thousand Five Hundred and No/100 Dollars ($3,500) to be paid by the assignee, and (ii) no such assignment shall be for less than the lesser of (A) Five Million and No/100 Dollars ($5,000,000) and (B) the total amount of such Lender’s Revolving Loan Commitment and Revolving Loans as of the date of such assignment.  Upon such execution and delivery of the Assignment and Acceptance to Agent, from and after the date specified as the effective date in the Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto, and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, such assignee shall have the rights and obligations of a Lender hereunder and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than any rights it may have pursuant to Section 23 of this Agreement which will survive) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(d)

By executing and delivering an Assignment and Acceptance, the assignee thereunder confirms and agrees as follows:  (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement and the Other Agreements or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the Other Agreements, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Loan Parties or any other Obligor or the performance or observance by any Loan Party or any other Obligor of its obligations under this Agreement and the Other Agreements, (iii) such assignee confirms that it has received a copy of this Agreement and the Other Agreements, together with copies of the financial statements referred to in Section 9 of this Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(e)

Agent shall maintain at its address referred to in Section 24 of the Agreement a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of Lenders and the Revolving Loan Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the “Register”).  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Loan Parties, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.  The Register and copies of each Assignment and Acceptance shall be available for inspection by Loan Parties, Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(f)

Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit D hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to Loan Parties.  Within five (5) Business Days after its receipt of such notice, Borrowers shall execute and deliver to Agent in exchange for the surrendered promissory note or notes, a new promissory note or notes to the order of the assignee in amounts equal to such assignee’s commitments and outstanding Loans hereunder and, if the assigning Lender has retained a portion of the Loans, a new promissory note or notes to the order of the assigning Lender in an amount equal to the remaining commitments and outstanding loans hereunder of such assigning Lender under the terms of this Agreement.  Such new promissory note or notes shall re-evidence the Indebtedness outstanding under the old promissory note or notes and shall be in the aggregate principal amount of such surrendered promissory note or notes, shall be dated of even date herewith and shall otherwise be in substantially the form of the promissory note or notes subject to such assignment.

(g)

Each Lender may sell participations (without the consent of Agent, Borrowers or any other Lender) to one or more parties, in or to all (or a portion) of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Loan Commitment or the Loans owing to it); provided, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Loan Parties, Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (iv) such Lender shall not transfer, grant, assign or sell any participation under which the participant shall have rights to approve any amendment or waiver of this Agreement.

Each Lender agrees that, without the prior written consent of Loan Parties and Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or other Liabilities under the securities laws of the United States of America or of any jurisdiction.

(h)

In connection with the efforts of any Lender to assign its rights or obligations or to participate interests, such Lender may disclose any information in its possession regarding Loan Parties.

21.

AMENDMENTS, ETC.

No amendment or waiver of any provision of this Agreement or any of the Other Agreements, nor consent to any departure by any Obligor therefrom, shall in any event be effective unless the same shall be in writing and signed by Requisite Lenders, or if Lenders shall not be parties thereto, by the parties thereto and consented to by Requisite Lenders, and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver or consent shall, unless in writing and signed by (a) all Lenders directly affected thereby, do any of the following:  (i) increase the Revolving Loan Commitments of Lenders or subject Lenders to any additional obligations to extend credit to Borrowers, (ii) reduce the principal of, or interest on, the Loans (other than as expressly permitted herein) or any fees hereunder or (iii) postpone any date fixed for any payment in respect of principal of, or interest on, the Loan or any fees hereunder; or (b) by all Lenders, do any of the following: (i) change the definition of Pro Rata Shares, or any minimum requirement necessary for Lenders or Requisite Lenders to take any action hereunder, (ii) amend or waive this Section 21, or change the definition of Requisite Lenders, (iii) increase by more than five percent (5%) the advance rates set forth in subsection 2(a) hereof or (iv) except in connection with the financing, refinancing, sale or other disposition of any asset of any Loan Party permitted under this Agreement (or to the extent Requisite Lender approval only is required with any such release pursuant to subsection 19(j) hereof), release or subordinate any liens in favor of Agent, for the benefit of Agent and Lenders, on any of the Collateral, and provided further, that no amendment, waiver or consent affecting the rights or duties of Agent under this Agreement or any Other Agreement shall in any event be effective, unless in writing and signed by Agent in addition to Lenders required hereinabove to take such action.  Notwithstanding any of the foregoing to the contrary, (A) for purposes of voting or consenting to matters with respect to this Agreement and the Other Agreements, a Defaulting Lender shall not be considered a Lender and such Defaulting Lender’s Revolving Loan Commitment shall be deemed to be zero and No/100 Dollars ($0) until such Defaulting Lender makes the payments required in this Agreement and (B) the consent of Loan Parties shall not be required for any amendment, modification or waiver of the provisions of this Section 21.

In the event that any consent, waiver or amendment requiring the agreement of all Lenders as set forth above is agreed to by the Requisite Lenders, but not all Lenders, Agent may, in its sole discretion, cause any non-consenting Lender to assign its rights and obligations under this Agreement and the Other Agreements to one or more new Lenders or existing Lenders in the manner and according to the terms set forth in Section 20 of this Agreement; provided, that (1) no Lender may be required to assign its rights and obligations to a new Lender because such lender is unwilling to increase its own loan commitments, (2) such new Lender must be willing to consent to the proposed amendment, waiver or consent and (3) in connection with such assignment the new Lender pays the assigning Lender an amount equal to the Liabilities owing to such assigning Lender, including all principal, accrued and unpaid interest and accrued and unpaid fees to the date of assignment.  Such assignment shall occur within thirty (30) days of notice by Agent to such non-consenting Lender of Agent’s intent to cause such non-consenting Lender to assign its interests hereunder.

22.

NONLIABILITY OF AGENT AND LENDERS.

The relationship between Loan Parties, Agent and Lenders shall be solely that of obligor and lender.  Neither Agent nor any Lender shall have any fiduciary responsibilities to Loan Parties.  Neither Agent nor any Lender undertakes any responsibility to Loan Parties to review or inform Loan Parties of any matter in connection with any phase of Loan Parties’ business or operations.

23.

INDEMNIFICATION.

Each Loan Party agrees to defend (with counsel satisfactory to Agent acting in its Permitted Discretion), protect, indemnify and hold harmless Agent and each Lender, each affiliate or subsidiary of Agent and each Lender, and each of their respective shareholders, members, officers, directors, managers, employees, attorneys and agents (each an “Indemnified Party”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities laws and regulations, Environmental Laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any Other Agreement, or any act, event or transaction related or attendant thereto, the making or issuance and the management of the Loans or any Letters of Credit or the use or intended use of the proceeds of the Loans or any Letters of Credit; provided, however, that no Loan Party shall have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party.  To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Loan Party shall satisfy such undertaking to the maximum extent permitted by applicable law.  Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable to Loans hereunder from the date incurred by each Indemnified Party until paid by Loan Parties, be added to the Liabilities of Loan Parties and be secured by the Collateral.  The provisions of this Section 23 shall survive the satisfaction and payment of the other Liabilities and the termination of this Agreement.

24.

NOTICE.

All written notices and other written communications with respect to this Agreement shall be sent by ordinary, certified or overnight mail, by telecopy or delivered in person, and in the case of Agent shall be sent to it at 135 South LaSalle Street, Chicago, Illinois

60603-4105, attention: Steve Fenton, facsimile number:  (312) 904-6450, in the case of a Lender shall be sent to it at the address set forth below its name on the signature page hereto or in the Assignment and Acceptance Agreement and in the case of each Loan Party shall be sent to it at its principal place of business set forth on Exhibit A hereto or as otherwise directed by Borrower Representative in writing.  All notices shall be deemed received upon actual receipt thereof or refusal of delivery.

25.

CHOICE OF GOVERNING LAW; CONSTRUCTION; FORUM SELECTION.

This Agreement and the Other Agreements are submitted by Loan Parties to Agent and Lenders for their acceptance or rejection at Agent’s principal place of business as an offer by Borrowers to borrow monies from Agent and Lenders now and from time to time hereafter, and shall not be binding upon Agent or any Lender or become effective until accepted by Agent and Lenders, in writing, at said place of business.  If so accepted by Agent and Lenders, this Agreement and the Other Agreements shall be deemed to have been made at said place of business.  THIS AGREEMENT AND THE OTHER AGREEMENTS SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING, WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN COLLATERAL, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION WITH RESPECT TO SUCH COLLATERAL.  If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

To induce Agent and Lenders to accept this Agreement, each Loan Party irrevocably agrees that, subject to Agent’s sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS.  EACH LOAN PARTY HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE.  EACH LOAN PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH LOAN PARTY BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH LOAN PARTY AT THE ADDRESS SET FORTH FOR NOTICE IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.  EACH LOAN PARTY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST SUCH LOAN PARTY BY AGENT OR LENDERS IN ACCORDANCE WITH THIS SECTION.

26.

HEADINGS OF SUBDIVISIONS.

The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

27.

POWER OF ATTORNEY.

Each Loan Party acknowledges and agrees that its appointment of Agent as its attorney and agent-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Liabilities are satisfied and paid in full and this Agreement is terminated.

28.

CONFIDENTIALITY.

Agent and each Lender hereby agree to use commercially reasonable efforts to assure that any and all information relating to any Loan Party which is (a) furnished by such Loan Party to Agent or any Lender (or to any affiliate of Agent or any Lender); and (b) non-public, confidential or proprietary in nature, shall be kept confidential by Agent and such Lender or such affiliate in accordance with applicable law; provided, however, that such information and other credit information relating to any Loan Party may be distributed by Agent, any Lender or any affiliate of Lender or such party’s directors, managers, officers, employees, attorneys, affiliates, assignees, participants, auditors, agents and regulators, to Agent and any other Lender and upon the order of a court or other governmental agency having jurisdiction over Agent or such Lender or such affiliate, to any other party.  In addition such information and other credit information may be distributed by Agent or any Lender to potential participants or assignees of any portion of the Liabilities, provided, that such potential participant or assignee agrees to follow the confidentiality requirements set forth herein.  Loan Parties, Agent and each Lender further agree that this provision shall survive the termination of this Agreement.  Notwithstanding the foregoing, each Loan Party hereby consents to Agent publishing a tombstone or similar advertising material relating to the financing transaction contemplated by this Agreement.

29.

COUNTERPARTS.

This Agreement, any of the Other Agreements and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which counterparts together shall constitute but one agreement.

30.

ELECTRONIC SUBMISSIONS.

Upon not less than thirty (30) days’ prior written notice (the “Approved Electronic Form Notice”), Agent may permit or require that any of the documents, certificates, forms, deliveries or other communications, authorized, required or contemplated by this Agreement or the Other Agreements, be submitted to Agent in Approved Electronic Form (as hereafter defined), subject to any reasonable terms, conditions and requirements in the applicable Approved Electronic Forms Notice.  For purposes hereof “Electronic Form” means e-mail, e-

mail attachments, data submitted on web-based forms or any other communication method that delivers machine readable data or information to Agent, and “Approved Electronic Form” means an Electronic Form that has been approved in writing by Agent (which approval has not been revoked or modified by Agent) and sent to Borrower Representative in an Approved Electronic Form Notice.  Except as otherwise specifically provided in the applicable Approved Electronic Form Notice, any submissions made in an applicable Approved Electronic Form shall have the same force and effect that the same submissions would have had if they had been submitted in any other applicable form authorized, required or contemplated by this Agreement or the Other Agreements.

31.

WAIVER OF JURY TRIAL; OTHER WAIVERS.

(a)

EACH LOAN PARTY, AGENT AND LENDER EACH HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY OF THE OTHER AGREEMENTS, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY ANY LOAN PARTY, AGENT OR LENDER OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP AMONG ANY LOAN PARTY, AGENT AND LENDERS.  IN NO EVENT SHALL AGENT OR ANY LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

(b)

Each Loan Party hereby waives demand, presentment, protest and notice of nonpayment, and further waives the benefit of all valuation, appraisal and exemption laws.

(c)

Each Loan Party hereby waives the benefit of any law that would otherwise restrict or limit Agent or any Lender or any affiliate of Agent or any Lender in the exercise of its right, which is hereby acknowledged and agreed to, to set-off against the Liabilities, without notice at any time hereafter, any Indebtedness, matured or unmatured, owing by Agent or any Lender or such affiliate of Agent or any Lender to such Loan Party, including, without limitation any Deposit Account at Agent or any Lender or such affiliate.

(d)

EACH LOAN PARTY HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY LENDER OF ITS RIGHTS TO REPOSSESS THE COLLATERAL OF SUCH LOAN PARTY WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL.

(e)

Agent’s and/or Lenders’ failure, at any time or times hereafter, to require strict performance by a Loan Party of any provision of this Agreement or any of the Other Agreements shall not waive, affect or diminish any right of Agent or any Lender thereafter to demand strict compliance and performance therewith.  Any suspension or waiver by Agent or any Lender of an Event of Default under this Agreement or any default under any of the Other Agreements shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character.  No delay on the part of Agent or any Lender in the exercise of any right or remedy under this Agreement or any Other

Agreement shall preclude other or further exercise thereof or the exercise of any right or remedy.  None of the undertakings, agreements, warranties, covenants and representations of Loan Parties contained in this Agreement or any of the Other Agreements and no Event of Default under this Agreement or default under any of the Other Agreements shall be deemed to have been suspended or waived by Agent and/or Lenders unless such suspension or waiver is in writing, signed by a duly authorized officer of Agent, Requisite Lenders or all Lenders, as required herein, and directed to Loan Parties specifying such suspension or waiver.

32.

JOINT AND SEVERAL LIABILITY.

(a)

Notwithstanding anything to the contrary contained herein, all Liabilities of each Borrower hereunder shall be joint and several obligations of Borrowers.

(b)

Notwithstanding any provisions of this Agreement to the contrary, it is intended that the joint and several nature of the Liabilities of Borrowers and the liens and security interests granted by Borrowers to secure the Liabilities not constitute a “Fraudulent Conveyance” (as defined below).  Consequently, Agent, Lenders and Borrowers agree that if the Liabilities of a Borrower, or any liens or security interests granted by such Borrower securing the Liabilities would, but for the application of this sentence, constitute a Fraudulent Conveyance, the Liabilities of such Borrower and the liens and security interests securing such Liabilities shall be valid and enforceable only to the maximum extent that would not cause such Liabilities or such lien or security interest to constitute a Fraudulent Conveyance, and the Liabilities of such Borrower and this Agreement shall automatically be deemed to have been amended accordingly.  For purposes hereof, “Fraudulent Conveyance” means a fraudulent conveyance under Section 548 of Chapter 11 of Title II of the United States Code (11 U.S.C. § 101, et seq.), as amended (the “Bankruptcy Code”) or a fraudulent conveyance or fraudulent transfer under the applicable provisions of any fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

(c)

Each Borrower assumes responsibility for keeping itself informed of the financial condition of the each other Borrower, and any and all endorsers and/or guarantors of any instrument or document evidencing all or any part of such other Borrower’s Liabilities and of all other circumstances bearing upon the risk of nonpayment by such other Borrowers of their Liabilities and each Borrower agrees that Agent and Lenders shall not have any duty to advise such Borrower of information known to Agent or any Lender regarding such condition or any such circumstances or to undertake any investigation not a part of its regular business routine.  If Agent or any Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Borrower, neither Agent nor any Lender shall be under any obligation to update any such information or to provide any such information to such Borrower on any subsequent occasion.

(d)

Agent and each Lender are hereby authorized, without notice or demand and without affecting the liability of a Borrower hereunder, to, at any time and from time to time, (i) renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to any other Borrower’s Liabilities or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument now or hereafter executed by a

Borrower and delivered to Agent or any Lender; (ii) accept partial payments on a Borrower’s Liabilities; (iii) take and hold security or collateral for the payment of a Borrower’s Liabilities hereunder or for the payment of any guaranties of a Borrower’s Liabilities or other liabilities of a Borrower and exchange, enforce, waive and release any such security or collateral; (iv) after and during the continuation of an Event of Default, apply such security or collateral and direct the order or manner of sale thereof as Lender, in its sole discretion, may determine; and (v) after and during the continuation of an Event of Default, settle, release, compromise, collect or otherwise liquidate a Borrower’s Liabilities and any security or collateral therefor in any manner, without affecting or impairing the obligations of the other Borrowers.  Agent and/or Lenders shall have the exclusive right to determine the time and manner of application of any payments or credits, whether received from a Borrower or any other source, and such determination shall be binding on such Borrower.  All such payments and credits may be applied, reversed and reapplied, in whole or in part, to any of a Borrower’s Liabilities as Agent and/or Lenders shall determine in their sole discretion without affecting the validity or enforceability of the Liabilities of the other Borrowers.

(e)

Each Borrower hereby agrees that, except as hereinafter provided, its obligations hereunder shall be unconditional, irrespective of (i) the absence of any attempt to collect a Borrower’s Liabilities from any Borrower or any Guarantor or other action to enforce the same; (ii) the waiver or consent by Agent and/or Lenders with respect to any provision of any instrument evidencing Borrowers’ Liabilities, or any part thereof, or any Other Agreement; (iii) failure by Agent or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for Borrowers’ Liabilities; (iv) the institution of any proceeding under the Bankruptcy Code, or any similar proceeding, by or against a Borrower or Lender’s election in any such proceeding of the application of Section 1111(b)(2) of the Bankruptcy Code; (v) any borrowing or grant of a security interest by any Borrower as debtor-in-possession, under Section 364 of the Bankruptcy Code; (vi) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of Lender's claim(s) for repayment of any of Borrowers’ Liabilities; or (vii) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

(f)

No payment made by or for the account of a Borrower including, without limitation, (i) a payment made by such Borrower on behalf of another Borrower’s Liabilities or (ii) a payment made by any other Person under any guaranty, shall entitle such Borrower, by any right of subrogation, reimbursement, exoneration, contribution, indemnification or otherwise to any payment from such other Borrower or from or out of such other Borrower’s property and such Borrower shall not exercise any right or remedy against such other Borrower or any property of such other Borrower by reason of any performance of such Borrower of its joint and several obligations hereunder until the payment in full of the Liabilities and the termination of this Agreement.

33.

CROSS-GUARANTY.

(a)

Cross-Guaranty.  Each Loan Party (other than the Borrowers) (each, a “Guarantor” and collectively, the “Guarantors”) hereby agrees that such Guarantor is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Agent and

Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Liabilities owed or hereafter owing to Agent and Lenders by each Borrower.  Each Guarantor agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 33 shall not be discharged until payment and performance, in full, of the Liabilities has occurred, and that its obligations under this Section 33 shall be absolute and unconditional, irrespective of, and unaffected by,

(i)

the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any Other Agreement or any other agreement, document or instrument to which any Loan Party is or may become a party;

(ii)

the absence of any action to enforce this Agreement (including this Section 33) or any Other Agreement or the waiver or consent by Agent and Lenders with respect to any of the provisions thereof;

(iii)

the existence, value or condition of, or failure to perfect its lien against, any security for the Liabilities or any action, or the absence of any action, by Agent and Lenders in respect thereof (including the release of any such security);

(iv)

the institution of any proceeding under the Bankruptcy Code, or any similar proceeding, by or against a Loan Party or Lender’s election in any such proceeding of the application of Section 1111(b)(2) of the Bankruptcy Code; any borrowing or grant of a security interest by any Loan Party as debtor-in-possession, under Section 364 of the Bankruptcy Code; or  the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of Lender's claim(s) for repayment of any of the Liabilities; or

(v)

any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Each Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Liabilities guaranteed hereunder.

(b)

Waivers by Guarantors.  Each Guarantor expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Agent or Lenders to marshal assets or to proceed in respect of the Liabilities guaranteed hereunder against any other Loan Party, any other party or against any security for the payment and performance of the Liabilities before proceeding against, or as a condition to proceeding against, such Guarantor.  It is agreed among each Guarantor, Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the Other Agreements and that, but for the provisions of this Section 33 and such waivers, Agent and Lenders would decline to enter into this Agreement.

(c)

Benefit of Guaranty.  Each Guarantor agrees that the provisions of this Section 33 are for the benefit of Agent and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Loan Party and Agent or Lenders, the obligations of such other Loan Party under this Agreement or the Other Agreements.

(d)

Waiver of Subrogation, Etc.  Notwithstanding anything to the contrary in this Agreement or in any Other Agreement, until the payment in full of the Liabilities and the termination of this Agreement, each Guarantor hereby expressly and irrevocably waives any and all rights at law or in equity to subrogation, reimbursement,  exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor.  Each Guarantor acknowledges and agrees that this waiver is intended to benefit Agent and Lenders and shall not limit or otherwise affect such Guarantor’s liability hereunder or the enforceability of this Section 33, and that Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 33.

(e)

Election of Remedies.  If Agent or any Lender may, under applicable law, proceed to realize its benefits under any of this Agreement or the Other Agreements giving Agent or such Lender a lien upon any Collateral, whether owned by any Loan Party or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 33.  If, in the exercise of any of its rights and remedies, Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Loan Party or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each Guarantor hereby consents to such action by Agent or such Lender and waives any claim based upon such action, even if such action by Agent or such Lender shall result in a full or partial loss of any rights of subrogation that each Guarantor might otherwise have had but for such action by Agent or such Lender.  Any election of remedies that results in the denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Guarantor’s obligation to pay the full amount of the Liabilities.  In the event Agent or any Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law, Agent or such Lender may bid all or less than the amount of the Liabilities and the amount of such bid need not be paid by Agent or such Lender but shall be credited against the Liabilities.  The amount of the successful bid at any such sale, whether Agent, Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Liabilities shall be conclusively deemed to be the amount of the  Liabilities guaranteed under this Section 33, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

(f)

No Duties.  Each Guarantor assumes responsibility for keeping itself informed of the financial condition of the each other Loan Party, and any and all endorsers and/or guarantors of any instrument or document evidencing all or any part of such other Loan

Party’s Liabilities and of all other circumstances bearing upon the risk of nonpayment by such other Loan Parties of their Liabilities and each Guarantor agrees that Agent and Lenders shall not have any duty to advise such Guarantor of information known to Agent or any Lender regarding such condition or any such circumstances or to undertake any investigation not a part of its regular business routine.  If Agent or any Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Guarantor, neither Agent nor any Lender shall be under any obligation to update any such information or to provide any such information to such Guarantor on any subsequent occasion.

(g)

Modifications.  Agent and each Lender are hereby authorized, without notice or demand and without affecting the liability of a Guarantor hereunder, to, at any time and from time to time, (i) renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to a Borrower’s Liabilities or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument now or hereafter executed by a Borrower and delivered to Agent or any Lender; (ii) accept partial payments on a Borrower’s Liabilities; (iii) take and hold security or collateral for the payment of a Borrower’s Liabilities hereunder or for the payment of any guaranties of a Borrower’s Liabilities or other liabilities of a Loan Party and exchange, enforce, waive and release any such security or collateral; (iv) apply such security or collateral and direct the order or manner of sale thereof as Lender, in its sole discretion, may determine; and (v) settle, release, compromise, collect or otherwise liquidate a Borrower’s or other Loan Party’s Liabilities and any security or collateral therefor in any manner, without affecting or impairing the obligations of the other Loan Parties.  Agent and/or Lenders shall have the exclusive right to determine the time and manner of application of any payments or credits, whether received from a Borrower, other Loan Party or any other source, and such determination shall be binding on such Loan Party.  All such payments and credits may be applied, reversed and reapplied, in whole or in part, to any of a Loan Party’s Liabilities as Agent and/or Lenders shall determine in their sole discretion without affecting the validity or enforceability of the Liabilities of the other Loan Parties.

(h)

Default of Enforcement.  The rights of any Guarantor against other Loan Parties under applicable law shall only be exercisable upon the full and irrevocable payment of the Liabilities and the termination of the Revolving Loan Commitments.

(i)

Limitation.  Notwithstanding any provision herein contained to the contrary, each Guarantor’s obligations under this Section 33 shall be limited to an amount not to exceed as of any date of determination the greater of:

(i)

the net amount of all Loans advanced to any Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Guarantor; and

(ii)

the amount that could be claimed by Agent and Lenders from such Guarantor  under this Section 33 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Guarantor’s right of contribution and indemnification from each other Obligor under Section 34 hereof.

34.

CONTRIBUTION RIGHTS.

(a)

To the extent that any Obligor shall make a payment under Section 32 or Section 33 of this Agreement of all or any of the Liabilities (other than as to any Borrower, any payment by such Borrower in respect of any Loans advanced to or Letters of Credit issued for the account of such Borrower) (each such payment by an Obligor, an “Obligor Payment”) that, taking into account all other Obligor Payments then previously or concurrently made by any other Obligor, exceeds the amount that such Obligor would otherwise have paid if each Obligor had paid the aggregate Liabilities satisfied by such Obligor Payment in the same proportion that such Obligor’s Allocable Amount (as defined below) (as determined immediately prior to such Obligor Payment) bore to the aggregate Allocable Amounts of each of the Obligors as determined immediately prior to the making of such Obligor Payment, then, following indefeasible payment in full in cash of the Liabilities and termination of this Agreement, such Obligor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Obligor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Obligor Payment.

(b)

As of any date of determination, the “Allocable Amount” of any Obligor shall be equal to the maximum amount of the claim that could then be recovered from such Obligor under Section 32 or Section 33 (as applicable) without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

(c)

This Section 34 is intended only to define the relative rights of Obligors and nothing set forth in this Section 34 is intended to or shall impair the obligations of Obligors to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement.  Nothing contained in this Section 34 shall limit the liability of any Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest, fees and expenses with respect thereto for which such Borrower shall be primarily liable.

(d)

The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of each Obligor to which such contribution and indemnification is owing.

(e)

The rights of any Obligor under this Section 34 shall be exercisable only upon the full and indefeasible payment of the Liabilities and the termination of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

COACHMEN INDUSTRIES, INC.

as BORROWER REPRESENTATIVE and a LOAN PARTY

By:

Name:

Title:

BORROWERS:

Coachmen Recreational Vehicle Company, LLC

Coachmen Recreational Vehicle Company of Georgia, LLC

Viking Recreational Vehicles, LLC

All American Homes, LLC

All American Homes of Colorado, LLC

All American Homes of Indiana, LLC

All American Homes of Iowa, LLC

All American Homes of North Carolina, LLC

All American Homes of Ohio, LLC

All American Building Systems, LLC

Mod-U-Kraf Homes, LLC

By:
Name:
Title:

[Signature Page to Loan and Security Agreement]

AGENT AND LENDER:

LaSalle Business Credit, LLC, as Agent and Lender By: Title: Address:
Revolving Loan Commitment: $55,000,000

[Signature Page to Loan and Security Agreement]

The following Persons are signatories to this Agreement in their capacities as Loan Parties, not as Borrowers:

LOAN PARTIES:

Coachmen Operations, Inc.

Coachmen Technology Services, Inc.

COA Financial Services, Inc.

Coachmen Properties, Inc.

Coachmen Administrative Services, Inc.

By:
Name:
Title:

Consolidated Building Industries, LLC

Consolidated Leisure Industries, LLC

By:
Name:
Title:

[Signature Page to Loan and Security Agreement]

EXHIBIT F – PRICING SCHEDULE

The LIBOR Margin, the Prime Rate Margin, the Unused Line Fee Rate and the LC Fee Rate shall be as set forth below when average Excess Availability is as set forth below.

Level	Average Excess Availability (1)	LIBOR Rate Margin	Prime Rate Margin	Unused Line Fee Rate	LC Fee Rate
I	< $15.0 million	200 bps	25 bps	50.0 bps	200 bps
II	> $15.0 million and < $25.0 million	175 bps	0 bps	37.5 bps	175 bps
III	> $25.0 million and < $35.0 million	150 bps	0 bps	37.5 bps	150 bps
IV	> $35.0 million	125 bps	0 bps	25.0 bps	125 bps

(1)   Average Excess Availability shall be measured on a quarterly basis, for the immediately preceding three (3) calendar quarter period.